Execution Copy
PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this 1st day of February, 2018 (the “Effective Date”) by and between ASC Devens, LLC, a Delaware limited liability company having an address of 64 Jackson Road, Devens, Massachusetts 01434 (“Seller”), and 64 Jackson, LLC, a Massachusetts limited liability company having an address at 133 Pearl Street, Boston, Massachusetts 02110 (“Purchaser”).
RECITALS
WHEREAS, Seller is the owner of certain improved real property located at 64 Jackson Road, Devens, Massachusetts; and
WHEREAS, Seller desires to sell to Purchaser, and Purchaser, desires to acquire from Seller, such real property on the terms and conditions set forth in this Agreement.
NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:
1.DEFINITIONS.
For the purposes of this Agreement, the following terms will have the following definitions:
Applicable Environmental Law shall have the meaning given such term in Section 12.1.14.
Purchaser shall have the meaning given such term in the introductory paragraph of this Agreement.
Closing shall have the meaning give such term in Section 5.1.
Closing Date shall mean March 30, 2018 at 10:00 a.m.
Deed shall have the meaning given such term in Section 9.1.
Deposit shall have the meaning given such term in Section 3.2.2.
Due Diligence Period shall have the meaning given such term in Section 7.2.
Escrow Agent shall mean Stewart Title Guaranty Company.
Extended Time shall have the meaning set forth in Section 7.6.
First Deposit shall have the meaning given such term in Section 3.2.1.
Land shall have the meaning given such term in Section 2(a).
Hazardous Substance shall have the meaning given such term in Section 12.1.14.

Holdover Period shall have the meaning set forth in Section 6.1.
Improvements shall have the meaning given such term in Section 2(c).
Monetary Liens shall mean (i) mortgages or other security documents or similar encumbrances given to secure indebtedness for money borrowed, (ii) mechanics or materialman’s liens, or (iii) any other voluntary and/or involuntary encumbrances, including, without limitation, judgments, attachments and executions, which may be discharged by the payment of money or bonding in lieu thereof.
Permitted Encumbrances shall have the meaning given such term in Section 7.1.
Permitted Use shall have the meaning set forth in Section 6.1(a)(ix).
Premises shall have the meaning given such term in Section 2(c).
Property shall have the meaning given such term in Section 2.
Purchase Price means a sum equal to Twenty-Three Million and 00/100 Dollars ($23,000,000), to be paid as set forth in Section 3, as adjusted in accordance with Section 11 hereof.
Second Deposit shall have the meaning given such term in Section 3.2.2.
Seller shall have the meaning given such term in the introductory paragraph of this Agreement.
Seller Mortgage shall have the meaning given in Section 3.2.3.
Seller Note shall mean a Six Million and 00/100 Dollar ($6,000,000) subordinated secured commercial promissory note more fully described in Section 3.2.3.
Seller’s Title Notice shall have the meaning given such term in Section 7.2.
Intercreditor, Subordination and Standstill Agreement shall have the meaning given in Section 3.2.3.
Title Commitment shall mean the title commitment issued by the Title Company to Purchaser with respect to the Premises.
Title Company shall mean Stewart Title Guaranty Company or another title insurance company acceptable to Purchaser.
Title Objections shall have the meaning given such term in Section 7.2.
2.    PURCHASE AND SALE.
Subject to the terms and conditions of this Agreement, Seller shall sell and convey to Purchaser, and Purchaser shall purchase from Seller, the following described property (all of Section 2(a) – (e) is hereinafter collectively referred to as the “Property”):
(a)    those certain tracts of real estate located in the Regional Enterprise Zone of Devens, Massachusetts, which real estate is more particularly described in the attached Exhibit A, together with all right, title and interest of Seller in and to all easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances thereunto now or hereafter belonging or appertaining thereto (collectively, the “Land”); and
(b)    all right, title and interest of Seller (whether now or hereafter existing) in and to any land lying in the bed of any street, alley, road or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining the Land or any of it, and all right, title and interest of Seller (whether now or hereafter existing); and
(c)    all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land, including, without limitation, any and all plumbing, air-conditioning, heating, ventilating, mechanical, electrical and other utility systems, parking lots and facilities, landscaping, roadways, sidewalks, recreational facilities, security devices, signs and light fixtures (collectively, the “Improvements”) (the Land and Improvements being collectively referred to as the “Premises”); and
(d)    all right, title and interest of Seller in and to all existing surveys, blue prints, construction drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing plans and specifications), transferable warranties and guaranties and other documentation for or with respect to the construction or operation of the Property or any part thereof; all right, title and interest of Seller in and to all transferable licenses, permits, approvals or other like instruments applicable to the operation, use or enjoyment of the Premises.
3.    PURCHASE PRICE AND PAYMENT.
3.1.    Purchase Price. Subject to the adjustment provisions set forth in Section 11 hereof, Purchaser shall pay (or cause payment of) the Purchase Price for the Property.
3.2.    Payment. The Purchase Price shall be paid as follows:
3.2.1.     Within three (3) business days after the execution of this Agreement by Seller and Purchaser, Purchaser shall deposit Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “First Deposit”) in immediately available funds with Escrow Agent by wire transfer, to be held and disbursed pursuant to the provisions of this Agreement. If Purchaser fails to comply with the provisions of this Section 3.2.1, Seller may immediately terminate this Agreement by written notice to Purchaser in which case this Agreement shall be void and of no further force or effect as of the date of the notice.
3.2.2.     On February 15, 2018 Purchaser shall deposit Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the “Second Deposit”) in immediately available funds with Escrow Agent by wire transfer, to be held and disbursed pursuant to the provisions of this Agreement. If Purchaser fails to comply with the provisions of this Section 3.2.2, within forty-eight (48) hours of Notice, Seller may immediately terminate this Agreement by written notice to Purchaser in which case this Agreement shall be void and of no further force or effect as of the date of the notice and the Escrow Agent shall deliver the First Deposit to Seller as liquidated damages. For purposes of this Agreement, the First Deposit and the Second Deposit shall be referred to as the “Deposit”.

3.2.3.     Seller has agreed to provide financing to Purchaser in connection with its purchase of the Property. At Closing, the Purchaser shall execute and deliver to Seller the Seller Note substantially in the form attached hereto as Exhibit B (the “Seller Note”). Such Seller Note shall be secured by a second mortgage on the Property substantially in the form of Exhibit C (the “Seller Mortgage”) and a Subordinated Assignment of Leases and Rents substantially in the form attached hereto as Exhibit D (the “ALR”). Seller agrees that the exact form of the Seller Note, the Seller Mortgage and the ALR shall be subject to review and negotiation with Purchaser’s first mortgagee and Seller agrees and consents to entering into an Intercreditor, Subordination and Standstill Agreement with such first mortgagee in connection with the Closing (the “Intercreditor, Subordination and Standstill Agreement”). The Intercreditor, Subordination and Standstill Agreement shall provide, without limitation, that no payments of accrued interest or principal shall be made under the junior subordinated Seller Note during any period in which there exists an event of default under the senior loan documents with Purchaser’s first mortgagee. Notwithstanding the foregoing, the exact form of the Seller Note, the Second Mortgage, the ALR and the Intercreditor, Subordination and Standstill Agreement shall be finalized by February 28, 2018, and if the form of such documents are not finalized by such time, or if Seller is not satisfied with the form of such documents, in its sole and absolute discretion by such time, then Seller may terminate this Agreement by written notice to Purchaser delivered at any time thereafter, in which event the Deposit shall be returned to Purchaser and this Agreement shall be void and of no further force or effect.
3.2.4.     At Closing, Purchaser shall pay to Seller the Purchase Price less the Deposit and less the Seller Note, such sum to be paid by federal funds wire transferred to an account designated by Escrow Agent, subject, however, to such adjustments as are required by this Agreement, and Escrow Agent shall wire the sale proceeds to Seller on the Closing Date following recording of the Deed.
4.    ESCROW OF DEPOSIT.
4.1.    Escrow of Deposit. The Deposit shall be held in escrow by Escrow Agent, in a non-interest bearing account, subject to the terms and conditions of this Agreement. If the Closing shall occur, the Deposit shall be delivered to Seller and credited on behalf of Purchaser towards the Purchase Price. If Purchaser elects to terminate this Agreement for any reason in accordance with the provisions of this Agreement, the entire Deposit shall be delivered to Purchaser. If the Closing does not occur on the Closing Date, and such failure to close is attributable to the default of Purchaser under this Agreement, Escrow Agent shall, subject to Section 17.1 and upon notice from Seller to Escrow Agent and Purchaser, deliver the Deposit to Seller on the third business day following its receipt of such notice. If the Closing does not occur on the Closing Date, and such failure to close is attributable to the default of Seller under this Agreement, Escrow Agent shall, subject to Section 17.2 and upon notice from Purchaser to Escrow Agent and Seller, deliver the entire Deposit to Purchaser on the third business day following its receipt of such notice.
4.2.    Terms Governing Escrow Agent. The Escrow Agent shall be subject to the following terms and conditions and no others:
(a)    The duties and obligations of Escrow Agent shall be determined solely by the express provisions of this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent. Further, Escrow Agent shall be under no obligation to refer to any other documents between Purchaser and Seller related in any way to this Agreement.
(b)    Escrow Agent shall not be liable to anyone by reason of any error of judgment, or for any act done or step taken or omitted by the Escrow Agent in good faith, or for any mistake of fact or law, or for anything which the Escrow Agent may do or refrain from doing in connection herewith, unless caused by or arising out of the actual and intentional misconduct of the Escrow Agent or any act of the Escrow Agent in willful disregard of this Agreement or involving gross negligence on the part of the Escrow Agent.
(c)    In the event of any disagreement between Purchaser and Seller resulting in adverse claims and demands being made in connection with or against the funds held in escrow, or in the event that either of Purchaser or Seller objects to any proposed disposition of the Deposit, Escrow Agent shall be entitled, at Escrow Agent’s option, to refuse to comply with the claims or demands of either party until such disagreement is finally resolved (i) by Purchaser and Seller as evidenced by a joint written direction to Escrow Agent, or (ii) by a court of competent jurisdiction (in proceedings which Escrow Agent or any other party may initiate, it being understood and agreed by Purchaser and Seller that Escrow Agent has the authority (but no obligation) to initiate such proceedings).
(d)    Purchaser and Seller each agree to jointly and severally indemnify Escrow Agent against any and all losses, liabilities, costs (including reasonable attorney’s fees) and other expenses in any way incurred by Escrow Agent in connection with or as a result of any disagreement between Purchaser and Seller under this Agreement or otherwise incurred by Escrow Agent in any way on account of its role as escrow agent.
5.    CLOSING.
5.1.    Closing Date. Subject to the provisions of this Agreement, Purchaser and Seller shall close this transaction (the “Closing”) at 10:00 a.m., Boston, Massachusetts time on the Closing Date, in escrow at the offices of Escrow Agent located in Massachusetts, or at such other time and place as Seller and Purchaser shall agree in writing. If the date of Closing above provided for falls on a Saturday, Sunday, Monday or legal holiday, the Closing Date shall be the next business day.
6.    HOLDOVER.
6.1.    Holdover. Seller may remain on the Property for the period commencing on the Closing Date and ending on the earlier of (i) the date that Seller notifies Purchaser that it has vacated the Property, or (ii) six (6) months after the Closing Date (the “Holdover Period”) on the terms and conditions set forth in this Section.
(a)    Obligations of Seller. During the Holdover Period (or at the expiration of the Holdover Period as applicable), Seller agrees that it will remain only in those portions of the Property where its machinery is located for the purposes of disassembling its machinery and equipment and decommissioning its plant so as to completely vacate the Property during such period of time; provided, however, to the extent that Seller needs to operate some or all of its machinery in connection therewith, it may do so. Seller also hereby agrees:

(i)
To maintain that portion of the Property where Seller's machinery is located at Seller's expense in substantially the same condition as at the time the Holdover Period began, fire, other casualty and reasonable wear and tear excepted;

(ii)	To pay for only that portion of electricity furnished to the Property and consumed by Seller while manufacturing product;

(iii)	To assume the risk of loss with respect to all personal property of Seller at the Property;

(iv)	That if any of Seller's personal property is damaged by any cause, no part of the loss will be charged to Purchaser unless caused by the Purchaser’s gross negligence or misconduct;

(v)
To the maximum extent permitted by law, that Seller will occupy the Property at Seller’s own risk, and that Purchaser will not be liable to Seller, or to any person claiming or admitted to the Property through Seller, for injury or death to persons, or loss or damage to property of any nature whatsoever;

(vi)
To the maximum extent permitted by law, to defend, indemnify and hold harmless Purchaser against any claim for personal injury, bodily injury or death, or loss or damage to property, including legal fees and expenses, incurred by Seller or any person claiming or admitted to the Property through Seller;

(vii)	To remove from the Property, at Seller’s sole cost, liability, and expense, (i) all personal property and materials, and (ii) otherwise deliver the Property to Purchaser in broom-clean condition;

(viii)	Provide Purchaser with the insurance listed on Exhibit E;

(ix)	To use the Property as Seller currently does, and for no other purpose (the “Permitted Use”);

(x)	To comply with all laws applicable to Seller’s use and occupancy of the Property;

(xi)	To not allow any liens for unpaid work or materials to attach to the Property;

(xii)	To not use, generate, dispose of or store any Hazardous Substances at the Property except as reasonably required by the Permitted Use and then only in accordance with all applicable laws;

(xiii)	To not allow the use or occupancy of any portion of the Property by any other person or entity; and

(xiv)	To permit access to the Property by Purchaser and Purchaser employees and contractors following reasonable notice.

7.    TITLE.
7.1.    State of Title. Seller shall convey title to the Premises by the Deed, transferring good, clear and marketable fee simple title, insurable at standard title insurance premiums and free and clear of all liens and other encumbrances other than the following (which shall hereinafter be referred to as the “Permitted Encumbrances”):
(a)    Provisions of then existing building and zoning laws;
(b)    Easements, restrictions and reservations of record, if any, that are listed on Schedule B to the Title Commitment; subject, however, to other provisions of this Section 7;
(c)    Such real estate taxes for the then current fiscal year as are not yet due and payable;
(d)    Any liens for municipal betterments assessed after the date of this Agreement.
7.2.    Title Objections. Within twenty-one (21) days after the Effective Date (the “Due Diligence Period”), Purchaser may submit to Seller such objections that Purchaser may have to the state of title to the Premises that exist as of the date of the Title Commitment (the “Title Objections”). Notwithstanding the foregoing, Purchaser may not include as Title Objections any matters addressed in the most recent deed to the Premises attached hereto as Exhibit F. Seller shall have five (5) business days from receipt of Purchaser’s Title Objections to notify Purchaser whether Seller will agree to cause a Title Objection to be cured, removed or corrected (“Seller’s Title Notice”). If within the time specified, Seller fails to send Seller’s Title Notice, then Seller shall be deemed to have elected not to cause any Title Objection to be cured, removed or corrected as aforesaid. Purchaser may then, at its option, to be exercised on or before the later of (i) that date which is three (3) business days following Purchaser’s receipt of Seller’s Title Notice in which the Seller has elected not to cause any Title Objection to be cured, removed or corrected, or (ii) in the event Seller fails to deliver Seller’s Title Notice, that date which is six (6) business days after Seller’s receipt of Purchaser’s Title Objections, either (x) terminate this Agreement and immediately receive from Escrow Agent the Deposit, in which event this Agreement, without further action of the parties, shall become null and void, and neither party shall have any further rights or obligations under this Agreement, or (y) elect to accept title to the Property as it then is, without any reduction in the Purchase Price. If Purchaser fails to make either such election, Purchaser shall be deemed to have elected option (x).
7.3.    New Title Matters. If any new title matter appears after the initial effective date of the Title Commitment, Purchaser and Seller shall have the same rights and obligations and timeframes after the expiration of the Due Diligence Period with respect to any such new title matter as they have in Section 7.2.
7.4.    Monetary Liens. Notwithstanding anything to the contrary contained in this Agreement, Seller shall be obligated, and does hereby agree, (i) to payoff and discharge at or prior to Closing all Monetary Liens encumbering the Property whether or not any such Monetary Lien is the subject of a Title Objection except for institutional mortgages which shall be paid at Closing but for which releases shall be obtained in accordance with local conveyancing practice, and (ii) to cure any matters that Seller agrees to cure, remove or correct in Seller’s Title Notice.
7.5.    Use of Purchase Price to Clear Title. To enable Seller to make conveyance as herein provided, Seller may (and Seller shall, with respect to Monetary Liens or other matters which

Seller is obligated to cure), at the time of Closing, use the Purchase Price, or any part thereof, to cure the title of any or all matters which are either (i) Monetary Liens; (ii) Title Objections that Seller has agreed to remove, provided that all instruments so procured shall be delivered at Closing, unless reasonably satisfactory arrangements for the recording of such instruments after the Closing Date are made at Closing, and the Title Company issues, at the Closing, its policy obtained by Purchaser for the Premises without exception for the matters so cured.
7.6.    Extension to Perfect. If Seller shall be unable to give title, make conveyance, or deliver possession of the Premises as required by this Agreement, or if at the Closing the Premises do not conform with the provisions of this Agreement, then Seller shall use reasonable efforts to remove any defects in title, deliver possession or make the Premises conform to the provisions of this Agreement, as the case may be, in which event Seller shall give written notice to Purchaser on or before the Closing Date, and the Closing shall be extended for a period of up to thirty (30) days as designated by Seller in the written notice (the “Extended Time”). If at the expiration of the Extended Time Seller shall have failed to remove any defects in title, deliver possession or make the Premises conform, as the case may be, all as set forth in this Agreement, then either party may terminate this Agreement, in which case the Deposit shall be refunded to Purchaser and all other obligations of the parties shall cease and this Agreement shall be void and without recourse to the parties.
8.    OPERATION OF PROPERTY THROUGH CLOSING.
8.1.    General Management and Operation Practices. Except as otherwise provided in this Section 8, Seller shall manage and operate the Property as it currently does. Seller will not make any material change in its management or operation of the Property.
8.2.    Encumbrances. Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein nor shall Seller enter into any matter of record or initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Property.
8.3.    Maintenance of Existing Insurance. Seller shall maintain in full force and effect its existing insurance coverages.
8.4.    Notices. Within ten (10) business days after receipt, Seller shall provide Purchaser with true and complete copies of any written notices that Seller receives from any governmental authority with respect to (i) any special assessments or proposed increases in the valuation of the Property; (ii) any condemnation or eminent domain proceedings affecting the Property or any portion thereof; or (iii) any violation of any environmental law or any zoning, health, fire, safety or other law, regulation or code applicable to the Property.
8.5.    Litigation. Seller will advise Purchaser of any litigation, arbitration proceeding or administrative hearing within ten (10) business days after receipt of notice thereof which is instituted after the Effective Date and which concerns or affects the Property.
9.    SELLER’S DELIVERIES AT CLOSING.
At Closing, Seller shall do, deliver or cause the following:

9.1.    Deed. Seller shall execute, acknowledge and deliver to Purchaser, a recordable quitclaim deed in the amount of the full Purchase Price (the “Deed”) in substantially the form attached hereto as Exhibit G, sufficient to transfer and convey to Purchaser fee simple title to the Premises subject only to the Permitted Encumbrances. The Deed shall provide that the Seller is not taxed as a corporation for federal income tax purposes.
9.2.    Authority and Entity Documentation. Seller shall deliver such entity documents, certificates, resolutions and legal existence and good standing certificates as may be reasonably and customarily required by the Title Company.
9.3.    Affidavits. Seller shall execute and deliver such affidavits or indemnities as the Title Company shall reasonably require in order to delete from any title insurance policy or endorsement thereto obtained by Purchaser at the Closing those exceptions relating to mechanic’s and materialman’s liens or parties in possession on the Property.
9.4.    Possession. Seller shall deliver possession of the Property free of any tenants or other occupants and otherwise in the condition as required by this Agreement, subject, however, to the provisions of Section 6.
9.5.    Title Documents. If Seller has any obligation pursuant to this Agreement to cure Title Objections pursuant to Section 7, Seller shall deliver the means necessary to effect such cure.
9.6.    1099-S Report Filing. Seller shall execute a real estate transaction reporting form, if required by Section 6045 of the Internal Revenue Code of 1986, as amended as provided by any settlement agent or the Title Company.
9.7.    FIRPTA Affidavit. Seller shall execute a non-foreign person affidavit required by Section 1445 of the Internal Revenue Code of 1986, as amended as provided by any settlement agent or the Title Company.
9.8.    Seller’s Closing Certificate. Seller shall execute and deliver to Purchaser a certificate executed confirming that to Seller’s knowledge, Seller’s representations and warranties contained in Section 12.1 are true and correct in all material respects on the Closing Date, except for any change in facts disclosed pursuant to Section 12.3.
9.9.    Closing Statement. Seller shall execute and deliver to Purchaser a closing statement in customary form.
9.10.    Other Documents. Seller shall execute and deliver such other instruments and documents and do such other acts as may be reasonably necessary for the consummation of the transactions provided for in this Agreement.
10.    PURCHASER’S DELIVERIES AT CLOSING.
At Closing, Purchaser shall do or deliver the following:
10.1.    Balance of the Purchase Price. Purchaser shall deliver to Escrow Agent the balance of the Purchase Price, as adjusted by Section 11 hereof.

10.2.    Transaction Documents. Purchaser shall have duly executed and delivered to Seller the Seller Mortgage and the ALR and Purchaser shall have duly executed and delivered the Seller Note.
10.3.    Authority and Entity Documentation. Purchaser shall deliver such entity documents, resolutions and legal existence and good standing certificates as may be required by the Title Company.
10.4.    Closing Statement. Purchaser shall execute and deliver to Seller a closing statement in customary form.
10.5.    Other Documents. Purchaser shall execute and deliver such other instruments and documents and do such other acts as may be reasonably necessary for the consummation of the transactions provided for in this Agreement.
11.    ADJUSTMENTS AND POST-CLOSING COLLECTIONS; CLOSING COSTS.
11.1.    Adjustments. Real estate taxes for the then current fiscal year, charges for utilities, including water, sewer, and fuel oil, and for utility services, maintenance services, maintenance and service contracts, all operating costs and expenses, and all other income, costs, and charges of every kind which in any manner relate to the operation of the Property (but not including insurance premiums) shall be apportioned as of the Closing Date, as if Purchaser is the owner of the Property on the Closing Date. If the amount of said real estate taxes is not known at the time of the Closing, they shall be apportioned on the basis of the taxes assessed for the preceding fiscal year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless herein otherwise agreed. Purchaser shall be responsible for the payment of any assessments or notice of assessments first made after the date of execution hereof for any public improvement, provided the Closing occurs. Any deposits on utilities paid by Seller shall be returned to Seller.
11.2.    Closing Costs. Seller shall pay for Massachusetts deeds excise stamps payable on the sale the Property in the statutory amount, Seller’s attorneys’ fees, Seller related recording fees, and all other costs customarily paid for by a seller in a commercial real estate transaction in the Worcester, Massachusetts area. Purchaser shall pay all costs of Purchaser’s due diligence investigations, the costs of title insurance, including the examination fees, all costs of updating title, any fee charged by the Escrow Agent and Purchaser’s related recording fees, Purchaser’s attorneys’ fees, and all other costs customarily paid for by a Purchaser in a commercial real estate transaction in the Worcester, Massachusetts area.
12.    REPRESENTATIONS AND WARRANTIES.
12.1.    Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and to consummate this transaction, Seller represents and warrants to Purchaser that, to its knowledge, that:
12.1.1.     Authority and Standing. Seller is duly organized, validly existing and qualified and empowered to conduct its business, and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. The person executing this Agreement on behalf of Seller is duly authorized to do so. The execution and delivery of this Agreement will not conflict with or result in the breach of any contract, agreement, law, rule or regulation to which Seller is a party or by which Seller or the Property is bound. This Agreement is valid and enforceable against Seller in accordance with its terms and each instrument to be executed by Seller pursuant to this Agreement or in connection herewith will, when executed and delivered, be valid and enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors rights generally. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending or threatened against the Seller.
12.1.2.     Actions. There is no suit, action or administrative proceeding pending or threatened against Seller or the Property before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, nor is there any action or proceeding pending or threatened which challenges or impairs Seller’s ability to execute, deliver or perform its obligations under, this Agreement.
12.1.3.     Notice of Violations. Seller has received no written notice that the Property (or any part thereof) violates any laws, rules and regulations of any federal, state, city or county government or any agency, body, or subdivision thereof having any jurisdiction over the Property that have not been resolved to the satisfaction of the issuer of the notice.
12.1.4.     Zoning. Seller has received no written notice concerning any change in the zoning classification of the Property.
12.1.5.     Contracts. Seller has received no written notice from any third party, alleging any violation or default by Seller under any contract or other agreement affecting the Property, including, without limitation, any recorded documents.
12.1.6.     Agreements to Lease, Sell, Etc. Seller has not entered into any agreement to lease, sell, mortgage or otherwise encumber or dispose of its interest in the Property or any part thereof, except for matters disclosed in the Title Commitment and this Agreement. There are no leases for all or any portion of the Property.
12.1.7.     Withholding Obligation. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code.
12.1.8.     Condemnation. Seller has received no written notice of any existing, proposed or contemplated eminent domain proceeding or plan to widen, modify or realign the streets abutting or providing access to the Premises.
12.1.9.     Notices from Insurers. Seller has received no written notice from any insurer with respect to any defects or inadequacies of all or any part of the Property or the use or operation thereof.
12.1.10.     Governmental Agreements. Except as described on Schedule 12.1.10, there are no material agreements with governmental authorities, agencies, utilities or quasi-governmental entities which affect the Property or Seller and which will be binding on Purchaser after Closing except as reflected on the record title.

12.1.11.     Other Material Agreements. Except as described on Schedule 12.1.11, there are no material agreements with any third parties which affect the Property or Seller and which will be binding on Purchaser or the Property after Closing, other than those agreements which are disclosed in the Title Commitment.
12.1.12.     Bankruptcy. No proceeding has been filed by or against Seller under the United States Bankruptcy Code, or any state laws relating to bankruptcy or insolvency, seeking liquidation of Seller or any of its partners, or a reorganization or arrangement with their creditors, or the appointment of a trustee or receiver for any of their assets or business.
12.1.13.     OFAC. Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”). Neither Seller, nor to the best of Seller’s knowledge, any beneficial owner of Seller:
(a)    is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);
(b)    is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or
(c)    is owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
12.1.14.     Environmental. Since the date the Seller acquired title to the Property, Seller has not received any written notice from any governmental authority having jurisdiction over the Property or any third party of any violation of Applicable Environmental Law with respect to the Property or as result of migration of Hazardous Substances to adjacent properties. As used in this Agreement, the term “Hazardous Substance” shall mean any material or substance, including without limitation asbestos, polychlorinated biphenyls and petroleum products, that is currently listed as hazardous or toxic under Applicable Environmental Laws. As used in this Agreement, the term “Applicable Environmental Laws” shall mean any present and future Federal, Commonwealth of Massachusetts or local laws, statutes, ordinances, rules, regulations, or standards including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977 (“CWA”), 33 U.S.C. §§ 1251 et seq.; and the Toxic Substances Control Act (“TSCA”), 15 U.S.C. §§ 2601 et seq. as the foregoing have been amended from time to time to the date of this Agreement that apply to the Property and relate to Hazardous Substances.
12.2.    Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

12.2.1.     Organization and Authority. Purchaser has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement, and to consummate or cause to be consummated the sale contemplated herein. The persons signing this Agreement on behalf of Purchaser are authorized to do so. This Agreement and all of the documents to be delivered by Purchaser at the Closing have been authorized and property executed and will constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.
12.2.2.     Conflicts. There is no agreement to which Purchaser is a party or, to Purchaser’s knowledge, binding on Purchaser which is in conflict with this Agreement.
12.2.3.     Actions. To the best of Purchaser’s knowledge, there is no action or proceeding pending or threatened which challenges or impairs Purchaser’s ability to execute, deliver or perform its obligations under, this Agreement
12.2.4.     Ability to Pay Purchase Price. The Purchaser has the ability to pay the Purchase Price at the Closing pursuant to this Agreement
12.3.    Change in Conditions. The parties will promptly notify each other of any material change in facts that arise prior to the Closing that would make any of the foregoing representations untrue if such state of facts had existed on the date of this Agreement. The party receiving such notice shall have five (5) business days to respond to the notifying party indicating whether the change in fact is acceptable or whether the notifying party must rectify the change in fact as a prior to the Closing.
12.4.    Survival of Representations and Warranties. All representations and warranties set forth above shall be continuing and deemed remade as of the Closing Date and shall survive the Closing for a period of one (1) year. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (i) if the breach in question results from or is based on a condition, state of facts or other matter that was known to Purchaser as of the Closing Date, (ii) unless the valid claims for all such breaches collectively aggregate more than $25,000.00, in which event the full amount of such claims, up to but not exceeding the sum of $1,500,000.00, shall be actionable, and (iii) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one (1) year period and an action shall have been commenced by Purchaser against Seller within eighteen (18) months after the date of the Closing. Seller shall not be liable to Purchaser for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, special or incidental damages arising out of any act or failure to act hereunder even if the Seller has been advised of or has foreseen the possibility of such damages. Notwithstanding any provision of this Agreement to the contrary, (a) Seller’s aggregate liability to Purchaser for any and all claims, obligations, liabilities and causes of action arising under, out of, or in relation to this Agreement shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000), regardless of whether such claims, obligations, liabilities and causes of action arise in tort, contract, including without limitation, for a breach of any Seller representation or warranty, under statute or otherwise, and (b) Purchaser’s sole and exclusive remedy for any successful claim by Purchaser against Seller shall be paid by offsetting the amount owed by Purchaser to Seller from the Seller Note.
12.5.    Seller’s Knowledge. All of the representations and warranties of Seller contained in this Agreement are based on Seller’s knowledge. The term “Seller’s knowledge” shall mean the actual, not constructive or implied, knowledge of John Kosiba without any further obligation of John Kosiba to make any independent investigation of the matters being represented and warranted, or to make any further inquiry of any other persons, or to search or examine any files, records, books or correspondence. Purchaser acknowledges that the individual or individuals named above are named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual or individuals to Buyer. Buyer agrees that Buyer shall not bring an action of any kind against such individual or individuals, any shareholder, member, manager, partner, officer or employee of Seller, as applicable, related to or arising out of these representations and warranties.
12.6.    Environmental Matters. Section 18.2 provides, in part, that Purchaser agrees that should any cleanup, remediation or removal of Hazardous Substances or other environmental conditions on the Property be required after the Closing Date, such clean-up, removal or remediation shall be the responsibility of, and shall be performed at the sole cost and expense of, Purchaser and that Purchaser shall have no claim, including, without limitation, any statutory claims or claims for contribution or joint liability, against Seller (or Seller’s officers, directors, shareholders, partners, members, managers, employees and agents), and Purchaser shall indemnify and hold Seller (and Seller’s officers, directors, shareholders, partners, members, managers, employees and agents) harmless from and against any and all costs, losses, claims, demands, damages, liabilities and expenses Seller (or Seller’s officers, directors, shareholders, partners, members, managers, employees and agents) may suffer or incur after the Closing Date as a result of any cleanup, remediation or removal of Hazardous Substances or other environmental conditions on the Property after the Closing Date (the “Purchaser Waiver and Indemnity”). Notwithstanding the provisions of Section 18.2 to the contrary, the Purchaser Waiver and Indemnity shall be limited from the Closing Date to the second anniversary of the Closing Date solely to the extent as follows: (i) Seller shall indemnify Purchaser for any costs, losses, claims, demands, damages, liabilities and expenses incurred as a result of any cleanup, remediation or removal of Hazardous Substances or other environmental conditions on the Property required by Applicable Environmental Laws with respect to Hazardous Substances located exclusively in the soil or groundwater, or both, of the Land prior to the second anniversary of the Closing Date, in the maximum aggregate amount of the then outstanding amounts payable under the Seller Note, and (ii) Purchaser’s sole and exclusive remedy with respect to Seller’s limited indemnification obligation set forth in the foregoing subparagraph (i) shall be the right to offset amounts then outstanding and payable to the Seller under the Seller Note. Upon the occurrence of the second anniversary of the Closing Date, the Purchaser Waiver and Indemnity shall take full force and effect.
13.    CERTAIN CONDITIONS PRECEDENT.
At the option of Purchaser, the obligations of Purchaser under this Agreement are contingent and conditional upon any one or more of the following:
13.1.    Seller’s Performance. Seller shall not have breached its obligations under this Agreement in any material respect.
13.2.    No Additional Contingencies. Purchaser’s ability to purchase the Property is not contingent on any due diligence investigations (other than title), permitting, or financing.
14.    CASUALTY LOSS AND CONDEMNATION.
14.1.    Material Damage or Condemnation. If, prior to Closing, the Property or any part thereof shall be destroyed or materially damaged by fire or other casualty, or condemned in any material respect (that is, damage or destruction determined by Seller’s insurance company to be in excess of $500,000.00, or a condemnation which materially impedes access to the Property or materially reduces the number of parking spaces serving the Improvements to the extent that such reduction causes a violation of any applicable law, rule, regulation or bylaw), Purchaser and Seller shall each have the option to terminate this Agreement or to consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or material damage. If Purchaser elects to consummate the transaction contemplated by this Agreement (and provided Seller has not elected to terminate this Agreement), Purchaser shall be entitled to receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and Seller shall, at Closing and thereafter, execute and deliver to Purchaser all required proofs of loss, assignments of claims and other similar items. Purchaser shall receive a credit against the Purchase Price equal to Seller’s insurance deductible. If Purchaser elects to terminate this Agreement, the Deposit shall be returned to Purchaser by Escrow Agent, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any rights or obligations under this Agreement, except for the obligations of Purchaser that expressly survive termination of this Agreement.
14.2.    Other Damage or Condemnation. If, prior to Closing, there is any other damage or destruction or condemnation to the Property, in the case of damage or destruction, Seller shall either repair such damage prior to Closing or allow Purchaser a credit against the Purchase Price in an amount equal to the reasonably estimated cost of repair as the parties shall mutually agree, and in the case of a condemnation, Purchaser shall be entitled to receive the condemnation proceeds. If they cannot agree, then Purchaser shall have the right to terminate this Agreement and receive back the Deposit whereupon all rights and obligations between the parties shall cease.
15.    BROKERAGE WARRANTY.
Seller and Purchaser mutually represent and warrant that neither Seller nor Purchaser has dealt with any broker in connection with the purchase and sale and that neither Seller nor Purchaser knows of any broker who has claimed or may have the right to claim a commission in connection with this purchase and sale. Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys’ fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section 15. The provisions of this Section shall survive the Closing.
16.    ACCEPTANCE OF DEED.
The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every agreement and obligation hereof, except such agreements or obligations which are, under or by the terms of this Agreement, to survive or be performed after the Closing.
17.    DEFAULT AND DAMAGES.
17.1.    Default by Purchaser. If Purchaser shall default in the performance of its closing obligations under this Agreement, then as Seller’s sole remedy for such default and upon written notice of termination from Seller to Purchaser and to Escrow Agent, this Agreement shall terminate (except for this section and each of the other sections which expressly survive termination of this Agreement), and the Escrow Agent shall deliver the Deposit to Seller as liquidated damages.

17.2.    Default by Seller. If Seller shall default in the performance of its obligations to close under this Agreement, then upon written notice of such default from Purchaser to Seller and Escrow Agent, the Purchaser may elect to either (a) terminate this Agreement, in which case the Escrow Agent shall deliver the Deposit to Purchaser and this Agreement shall be void and of no further force or effect, or (b) commence an action for specific performance of this Agreement. With respect to all claims for a breach of Seller’s obligations under this Agreement, Purchase may waive such breach and proceed to the Closing.
IN THE EVENT THE SALE OF THE PROPERTY IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF THE PURCHASER, PURCHASER AND SELLER AGREE THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE THE AMOUNT AND EXTENT OF DETRIMENT TO SELLER. PURCHASER AND SELLER THEREFORE AGREE THAT, IF PURCHASER DEFAULTS HEREUNDER PURCHASER’S DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES AND THAT SELLER SHALL BE ENTITLED TO SAID SUM AS LIQUIDATED DAMAGES, WHICH SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY, EITHER AT LAW OR IN EQUITY AS A RESULT OF SUCH DEFAULT.
18.    DISCLAIMERS AND WAIVERS
18.1    No Reliance. Except as expressly stated in this Agreement, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated by this Agreement. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated by this Agreement are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated in this Agreement. Without limiting the generality of the foregoing, Purchaser agrees that (i) any environmental, engineering or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (ii) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather shall rely on Purchaser’s own inspections and investigations of the Property and reports commissioned by Purchaser with respect to the Property, and (iii) neither Seller nor any affiliate of Seller shall have any liability to Purchaser for any inaccuracy in or omission from any such report.
18.2    Disclaimers. Except as expressly set forth in this Agreement, Purchaser agrees that Seller is not making, and has not at any time made, any representations or warranties of any kind or character, express or implied, with respect to the Property, including, but not limited to, any representations or warranties as to habitability, merchantability, fitness for a particular purpose, title, zoning, tax consequences, latent or patent physical or environmental condition, the presence of any Hazardous Materials, utilities, operating history or projections, valuation, governmental approvals, the compliance of the Property with laws, the truth, accuracy or completeness of the documents or any other information provided by or on behalf of Seller to Purchaser, or any other matter or thing regarding the Property. Purchaser acknowledges and agrees that at the Closing Seller shall sell and convey to Purchaser and Purchaser shall accept the Property “as is, where is, and with all faults”, except to the extent expressly provided otherwise in this Agreement. Purchaser has not relied and will not rely on, and Seller is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the Property or relating to the same (including, without limitation, property information packages distributed with respect to the Property) made or furnished by Seller, the manager of the Property, or any real estate broker or agent representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing, unless specifically set forth in this Agreement. Purchaser represents to Seller that Purchaser has conducted, or will conduct prior to Closing, such investigations of the Property, including, but not limited to, the physical and environmental condition of the Property, as Purchaser deems necessary to satisfy Purchaser as to the condition of the Property and the existence or nonexistence or curative action to be taken with respect to any Hazardous Substances on, in, under or discharged from the Property, and will rely solely upon the same and not upon any information provided by or on behalf of Seller or its agents or employees with respect to the same. At the Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, construction defects, adverse physical conditions and adverse environmental conditions, may not have been revealed by Purchaser's investigations, and Purchaser, upon Closing, shall be deemed to have waived, relinquished and released Seller (and Seller's officers, directors, shareholders, partners, members, managers, employees and agents) from and against any and all claims, demands, causes of action (including causes of action in tort and statutory claims), losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, which Purchaser might have asserted or alleged against Seller (and Seller's officers, directors, shareholders, members, managers, employees and agents) at any time by reason of or arising out of any latent or patent construction defects or physical or environmental conditions, violations of any applicable laws (including, without limitation, any Applicable Environmental Laws) and any and all other acts, omissions, events, circumstances or matters regarding the Property. Purchaser agrees that should any cleanup, remediation or removal of Hazardous Substances or other environmental conditions on the Property be required after the Closing Date, such clean-up, removal or remediation shall be the responsibility of, and shall be performed at the sole cost and expense of, Purchaser and that Purchaser shall have no claim, including, without limitation, any statutory claims or claims for contribution or joint liability, against Seller (or Seller’s officers, directors, shareholders, partners, members, managers, employees and agents), and Purchaser shall indemnify and hold Seller (and Seller’s officers, directors, shareholders, partners, members, managers, employees and agents) harmless from and against any and all costs, losses, claims, demands, damages, liabilities and expenses Seller (or Seller’s officers, directors, shareholders, partners, members, managers, employees and agents) may suffer or incur after the Closing Date as a result of any cleanup, remediation or removal of Hazardous Substances or other environmental conditions on the Property after the Closing Date.
18.3    Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the Purchase Price to be paid to Seller for the Property takes into account that the Property is being sold subject to the provisions of this Section 18. Seller and Purchaser agree that the provisions of this Section 18 shall survive the Closing.
19.    MISCELLANEOUS PROVISIONS.
19.1.    Notices. All notices, requests and other communications hereunder shall be made in writing and delivered or mailed by registered or certified first-class mail, postage prepaid, return receipt requested, or sent by commercial overnight courier delivery service, charges prepaid, or sent by email with a hard copy to follow, addressed as follows:

If to Purchaser:        64 Jackson, LLC
                133 Pearl Street
Boston, MA 02110
Attn: Steven E. Goodman
Email: sgoodman@gfipartners.com

With a copy to:        Peter W. Shrair
Cooley, Shrair P.C.
1380 Main Street
Springfield, MA 01103
Email: pshrair@cooleyshrair.com
or at such other address for notice as Purchaser shall last have furnished in writing to the person giving the notice;
If to the Seller:        ASC Devens, LLC
114 East Main Street
Ayer, MA 01432
Attention: John Kosiba, Senior Vice President and CFO
Email: john.kosiba@amsc.com
with a copy to:        American Superconductor Corporation
114 East Main Street
Ayer, MA 01432
John Samia, General Counsel and Corporate Secretary
Email: john.samia@amsc.com

Todd K. Helwig, Esq.
Mirick O’Connell
1800 West Park Drive, Suite 400
Westborough, MA 01581
Email: thelwig@mirickoconnell.com

If to Escrow Agent:    Stewart Title Guaranty Company
National Title Services
5935 Carnegie Blvd, Suite 301
Charlotte, NC 28209

or at such other address for notice as Seller shall last have furnished in writing to the person giving the notice. Any notice shall be deemed effective: upon receipt by email or hand delivery; the next day after sending if sent by overnight courier; or three (3) days after sending if sent by postal service.
19.2.    Relationship of Parties. It is the intention of this Agreement to create the relationship of Seller and Purchaser between the parties hereto and no other relationship whatsoever.
19.3.    Waivers. No delay or omission by any party hereto to exercise any right or power accruing upon any noncompliance or failure of performance by the other party under the provisions of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by any party hereto of any of the terms, covenants, conditions or agreements hereof to be performed by the other party must be in writing signed by the party charged and shall not be construed to be a waiver of any succeeding breach thereof or of any other term, covenant, condition or agreement herein contained.
19.4.    Confidentiality. Neither party shall, without the prior written consent of the other party, disclose the existence of this Agreement, the identity of Purchaser or Seller or any of the terms or conditions of the proposed transaction to any third party other than its accountants and attorneys, or to the extent required by law; provided, however, that the Seller or Seller’s parent, American Superconductor Corporation, may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule. The obligations in this provision shall survive the Closing or the termination of this Agreement.
19.5.    Section Headings. The section headings herein are for convenience and reference only, and in no way define or limit the scope and contents of this Agreement, or in any way affect its provisions.
19.6.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. A signed facsimile or electronic copy of this Agreement or a signed portable document format (.pdf) copy of this Agreement shall be binding upon the parties to this Agreement as fully and to the same extent as an original signed copy.
19.7.    Governing Law, Etc. This instrument is to be construed as a Commonwealth of Massachusetts contract and sets forth the entire agreement between the parties. This Agreement constitutes the entire agreement and final expression between parties for the matters covered herein. All prior writings or oral communications are merged herein and superseded hereby, whether or not the same purport to be an agreement of the parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be canceled, modified or amended only by written instrument executed by both Seller and Purchaser. In any litigation or other dispute resolution regarding this Agreement or arising out of the transaction that is the subject of this Agreement, the prevailing party shall be paid all of its legal fees and related costs relating to such litigation or other dispute resolution.
19.8.    Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons, properties and circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law, provided that any invalidity regarding payment to Seller of the Purchase Price shall void the entire Agreement.
19.9.    Time of Essence. Time is of the essence of this Agreement, and failure by either party to comply with this Section 19.8 shall be a material default of this Agreement by such party.
19.10.    Nominee; Assignment. Purchaser may designate a nominee to take title to the Property by written notice to Seller delivered at least seven (7) days prior to the Closing. Purchaser may assign this Agreement only with the prior written consent of Seller, which may be withheld or granted in Seller’s sole and absolute discretion. No assignment shall release the Purchaser herein named from any obligation or liability under this Agreement.
19.11.    Submission Not An Offer. The submission of a draft of this Agreement or a summary of some or all of its provisions, or the acceptance of a letter of intent to an agreement, does not constitute an offer to sell the Property or bind the Seller and Purchaser, it being understood and agreed that neither Seller nor Purchaser shall be legally bound with respect to the sale or purchase of the Property unless and until this Agreement has been executed by both Seller and Purchaser and a fully executed copy has been delivered to each of them.
19.12.    No Recording. Purchaser agrees that neither this Agreement nor any memorandum of this Agreement shall be recorded and that any such recordation shall, at Seller’s election, be a default by Purchaser under this Agreement.
20.    CONVEYANCING STANDARDS. ANY TITLE MATTER WHICH IS THE SUBJECT OF A TITLE, CONVEYANCING OR PRACTICE STANDARD OR CUSTOM OF THE REAL ESTATE BAR ASSOCIATION (R.E.B.A.) OF THE COMMONWEALTH OF MASSACHUSETTS SHALL BE GOVERNED BY SUCH TITLE STANDARD OR PRACTICE TO THE EXTENT APPLICABLE.
21.        LIMITATION OF LIABILITY. IF THE PERSON EXECUTING THIS AGREEMENT ON BEHALF OF SELLER OR PURCHASER IS EXECUTING THIS AGREEMENT IN A REPRESENTATIVE OR FIDUCIARY CAPACITY OR AS AN OFFICER OR MANAGER OF EITHER SELLER OR PURCHASER, ONLY THE PRINCIPAL, ESTATE OR ENTITY REPRESENTED SHALL BE BOUND, AND NEITHER THE PERSON EXECUTING THIS AGREEMENT ON BEHALF OF SELLER OR PURCHASER, AS THE CASE MAY BE, NOR ANY DIRECTOR, OFFICER, EMPLOYEE, SHAREHOLDER, PARTNER, TRUSTEE OR BENEFICIARY OF ANY TRUST, SHALL BE PERSONALLY LIABLE FOR ANY OBLIGATION, EXPRESS OR IMPLIED, HEREUNDER EXCEPT TO THE EXTENT THAT THE PROCEEDS OF SALE ARE DISTRIBUTED TO ANY SUCH PERSONS
22.    PURCHASER AND SELLER HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT AND ALL MATTERS CONTEMPLATED BY THIS AGREEMENT.
[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be duly executed as of the date and year first above written.
SELLER:
ASC DEVENS LLC

By:    /s/ John Kosiba
Name:    John Kosiba
Title:    Authorized Person

PURCHASER:
64 JACKSON, LLC

By:    /s/ Steven Goodman
Name:    Steven Goodman
Title:    Manager

ESCROW AGENT:
STEWART TITLE GUARANTY COMPANY

By:     /s/ Danielle Howell
Name:     Danielle Howell
Title:     Vice President

Schedules to ASC Devens LLC and 64 Jackson LLC Purchase and Sale Agreement
Schedule 12.1.10
Existing Government Agreements
All agreements included in that certain closing binder titled “Acquisition of Lot 7, Jackson Boulevard Devens (Harvard), Massachusetts,” including, without limitation (i) the Utility Sales Agreement by and between the Seller and MassDevelopment Finance Agency, and (ii) the Post-Closing Agreement between Massachusetts Development Finance Agency and the Seller.
Federal Facilities Agreement between the Army and the United States Environmental Protection Agency and signed by the EPA on May 13, 1991, and the modification thereto, dated March 27, 1996, the Final Environmental Impact Statement, prepared by the United States Army Corps of Engineers, New England Division dated May 1995, Final Environmental Baseline Survey for Proposed Lease and/or Transfer Fort Devens Base-Wide Base Realignment and Closure Environmental Evaluation (BRAC EE) Fort Devens, Massachusetts, prepared by Arthur D. Little, Inc., dated March 1996, revised April 1996.
Schedule 12.1.11
Existing Other Material Agreements
All agreements included in that certain closing binder titled “Acquisition of Lot 7, Jackson Boulevard Devens (Harvard), Massachusetts,” including, without limitation (i) the Utility Sales Agreement by and between the Seller and MassDevelopment Finance Agency, and (ii) the Post-Closing Agreement between Massachusetts Development Finance Agency and the Seller.
Federal Facilities Agreement between the Army and the United States Environmental Protection Agency and signed by the EPA on May 13, 1991, and the modification thereto, dated March 27, 1996, the Final Environmental Impact Statement, prepared by the United States Army Corps of Engineers, New England Division dated May 1995, Final Environmental Baseline Survey for Proposed Lease and/or Transfer Fort Devens Base-Wide Base Realignment and Closure Environmental Evaluation (BRAC EE) Fort Devens, Massachusetts, prepared by Arthur D. Little, Inc., dated March 1996, revised April 1996.

EXHIBITS:

Exhibit A	Description of Land
Exhibit B	Form of Subordinated Secured Commercial Promissory Note
Exhibit C	Form of Second Mortgage
Exhibit D	Form of Subordinated ALR
Exhibit E	Insurance Requirements
Exhibit F	Existing Deed
Exhibit G	Proposed Deed

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EXHIBIT A

Description of Land

A certain parcel of land in Harvard, Massachusetts, shown as Lot 7 on a plan entitled “Harvard Massachusetts Level 1 Subdivision Lot 7 Givry Street” prepared by Howe Surveying Associates, Inc., dated July 19, 2000, recorded with the Worcester District Registry of Deeds in Plan Book 761, Plan 44 (the “Parcel”), bounded and described as follows:

Beginning at a stone bound to be set at the easterly comer of said lot on the southwesterly sideline of Givry Street;

Thence S 52°47'59" W, nine hundred twelve and 16/100 (912.16) feet to a stone bound to be set;

Thence N 77°23'38" W, eight hundred ninety and 78/100 (890.78) feet to a stone bound to be set;

Thence N 15°53'53" E, six hundred thirty-three and 13/100 (633.13) feet to a stone bound to be set;

Thence along a curve to the right with a radius of one thousand nine hundred thirty-six and 00/100 (1936.00) feet, a length of one thousand thirty-two and 70/100 (1032. 70) feet to a stone bound to be set;

Thence along a curve to the right with a radius of twenty-five and 79/100 (25.79) feet, a length of forty-three and 30/100 (43.30) feet to a stone bound to be set;

Thence S 37°20'20" E, one thousand four hundred eleven and 03/100 (1411.03) feet to the point of beginning.

The Parcel contains 34.89± acres according to the aforementioned plan.

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EXHIBIT B

Form of Subordinated Secured Commercial Promissory Note

SUBORDINATED SECURED COMMERCIAL PROMISSORY NOTE

$6,000,000                                _____________, 20___

FOR VALUE RECEIVED, 64 Jackson, LLC, a Massachusetts limited liability company with a usual place of business at 133 Pearl Street, Boston, Massachusetts 02110 (the "Borrower") promise(s) to pay to the order of ASC Devens, LLC, a Delaware limited liability company (its successors, assigns and any future holder or holders this Note collective, the "Lender"), at Lender's office located at , or at such other place as Lender may designate in writing, the principal sum of Six Million and 00/100 Dollars ($6,000,000), plus interest from the date hereof, all as hereinafter set forth.

This Subordinated Secured Commercial Promissory Note (“Note”) is issued pursuant to that certain Purchase and Sale Agreement between the Borrower and the Lender dated as of_____________, 2018, as it may be amended, modified and/or restated from time to time by mutual written agreement of Lender and Borrower (the “Agreement”), all of the terms and conditions of which are incorporated herein by reference. Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Agreement.

This Note is subject to an Intercreditor, Subordination and Standstill Agreement of even date herewith between Lender and the East Boston Savings Bank. Any assignment, transfer or conveyance of this Note shall be subject to said Intercreditor, Subordination and Standstill Agreement.

INTEREST

Interest from the date hereof upon the unpaid principal balance from time to time outstanding shall accrue at a fixed rate of [insert Applicable Federal Rate as of the closing date] percent ( %) per annum. Interest shall be calculated on the basis of actual days elapsed and a 360-day year.

REPAYMENT

Principal and interest due Lender hereunder shall be repaid as follows:

A. Three Million and 00/100 Dollars ($3,000,000) of principal, together with all accrued interest shall be due and payable on March 31, 2019.

B. Three Million and 00/100 Dollars ($3,000,000), plus all accrued interest thereon shall be due and payable on March 31, 2020.

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C. Notwithstanding the foregoing, in the event that the Mortgaged Premises (defined below) is sold (a “Sale”), the entire unpaid principal shall be repaid, in full, together with all accrued interest thereon in connection with such Sale. The payment in full of all amounts due under this Note as the result of a Sale shall be paid at, and shall be a condition to, the closing of, a Sale.

Any payments received by Lender with respect to this Note prior to demand, acceleration or maturity shall be applied first to any costs, expenses or charges due Lender from Borrower, second to any unpaid accrued interest hereunder, and third to the unpaid principal hereunder. Any payments received after demand, acceleration or maturity shall be applied in such a manner as Lender shall determine.

If any payment received by Lender with respect to this Note shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under federal or state law, or otherwise due any party other than Lender, then the obligation for which the payment was made shall not be discharged by the payment and shall survive as an obligation due hereunder, notwithstanding Lender's return to Borrower or any other party of the original of this Note or other instrument evidencing the obligation for which payment was made.

Borrower may prepay this Note from time to time in whole or part without penalty. All prepayments (with prepayment defined herein as any payment of principal in advance of its due date) shall be applied first to any costs, expenses or charges due Lender from Borrower, second to any accrued interest that is due and payable as of the date of the prepayment, and third against the principal payments due hereunder in the inverse order of their maturity. Any partial prepayments shall not affect Borrower’s obligation to make any of the payments required hereunder until all indebtedness evidenced by this Note is fully paid.

Pursuant to that second Mortgage of even date between the Lender and Borrower (the “Mortgage”), the following described property from Borrower, in addition to all other collateral now or hereafter provided by Borrower, or by any guarantor or endorser hereof, to Lender, shall secure this Note and all other present and future obligations of Borrower to Lender: second mortgage on property located at 64 Jackson Road, Devens, Massachusetts (the “Mortgaged Premises”).

This Note shall be in default, and all unpaid principal, interest, and other amounts due hereunder, shall, at Lender's option, be immediately due and payable, without prior notice, protest, or demand, upon the occurrence of any one or more of the following events of default (the "Events of Default"): (a) the failure of Borrower to pay when due any amount due hereunder; (b) an Event of Default (as defined in the Mortgage) under the Mortgage, or (c) the granting of any trust mortgage upon any assets of Borrower, the occurrence of any assignment for the benefit of Borrower's creditors, or the appointment of a custodian, trustee, or receiver with respect to any assets of Borrower, or the filing of any petition by or against Borrower under the Bankruptcy Reform Act of 1978 (as amended), or any other federal or state law by which Borrower is or may be relieved from its debts, except that with respect to an involuntary filing against the Borrower, the Borrower shall have forty five days from the date of filing to dismiss the involuntary filing prior to it constituting an Event of Default, or (d) a monetary breach or monetary default by the Borrower of any terms, covenants, or conditions of any loan, guaranty, financial instrument or other agreement involving

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indebtedness, secured to the Borrower’s first mortgage lender after the passage of any applicable notice and/or cure periods. An Event of Default will be deemed to be continuing unless waived in writing by Lender or the Event of Default has been cured as provided herein or in the Mortgage and Security Agreement.

If the entire amount of any required principal and/or interest payment is not paid in full on the date the same is due, the Borrower shall pay to the Lender a late fee equal to five percent (5.00%) of the required payment.

Upon the occurrence of an Event of Default which remains uncured beyond any applicable notice and/or cure period, the unpaid principal hereunder shall, at the option of the Lender, bear interest at a per annum interest rate equal to nine percent (9.00%) per annum until such Event of Default is cured or waived in writing by Lender.

Borrower, and each endorser and guarantor hereof, severally agree to hereby waive presentment, demand, notice and protest and also waives any delay on the part of the holder hereof. Each also assents to (i) any extension, or other indulgence (including, without limitation, any release substitution or addition of collateral or of any direct or indirect obligor) permitted by Lender with respect to this Note and/or any collateral given to secure this Note, (ii) any extension or other indulgence, as described above, with respect to any other obligation or any collateral given to secure such other obligation of Borrower or any endorser or guarantor to Lender, or (iii) to the modification or amendment, at any time and from time to time, of this Note, the Mortgage and Security Agreement, or any other instrument securing this Note or any of the loan documents evidencing the Obligations at the request of any person liable thereon. A discharge or release of any party directly or indirectly liable hereon shall not discharge or otherwise affect the liability of any other party directly or indirectly liable hereon.

No indulgence, delay, or omission by Lender in exercising or enforcing any of its rights or remedies hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver. No waiver of a default or of any other right or remedy hereunder, nor any modification of any provision of this Note, shall be enforceable unless it is in writing signed by the party against whom the waiver or modification is to be enforced. All of Lender's rights and remedies hereunder and under any other related loan documents shall be cumulative and may be exercised singularly or concurrently, at Lender's sole and exclusive discretion.

It is not intended under this Note to charge interest at a rate exceeding the maximum rate of interest permitted to be charged under applicable law, but if interest exceeding said maximum rate should be paid hereunder, the excess shall, at Lender's option, be (a) deemed a voluntary prepayment of principal not subject to the prepayment premium (if any) set forth herein or (b) refunded to Borrower.

Borrower, and each endorser and guarantor hereof, jointly and severally agree to pay on demand all costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred by Lender in connection with the protection and/or enforcement of any of Lender's rights or remedies against Borrower or any such endorser or guarantor (whether or not any suit has been instituted by

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or against Lender).

This Note shall be binding upon Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, and representatives, and shall inure to the benefit of Lender and its successors, endorsees and assigns.

The liabilities of the Borrower (and each co-maker, if any), and any endorser or guarantor hereof, are joint and several. Each reference in this Note to the Borrower, any endorser and any guarantor, is to such maker, co-maker (if any), endorser and guarantor, individually, as well as collectively. No party obligated on account of this Note may seek contribution from any other party also obligated unless and until all obligations to Lender of the party to whom contribution is sought have been satisfied in full. Each reference to Lender herein is to the named payee hereto or any subsequent holder hereof, and their respective successors, endorsees and assigns.

Borrower represents to Lender that the proceeds of this Note will not be used for personal, family or household purposes and that this loan is strictly a commercial transaction.

BORROWER, AND EACH ENDORSER AND GUARANTOR HEREOF, HEREBY EXPRESSLY WAIVE ALL RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE RELATING, DIRECTLY OR INDIRECTLY, TO THIS NOTE AND/OR OTHER LOAN DOCUMENTS (IF ANY) EXECUTED IN CONNECTION HEREWITH AND ALSO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS (AND THE FEDERAL COURTS SITUATED THEREIN) WITH RESPECT TO ALL CLAIMS CONCERNING THIS NOTE AND/OR ANY COLLATERAL SECURING THEIR RESPECTIVE LIABILITIES TO LENDER.

This Note shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws, and shall take effect as a sealed instrument.

Signed under seal as of the day and year first above written.

64 JACKSON, LLC

BY:
Steven E. Goodman, Manager

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EXHIBIT C

Form of Second Mortgage

Exhibit C

This space reserved for Recorder's use only

Property Address: 64 Jackson Road, Devens, Massachusetts

SECOND MORTGAGE

64 JACKSON, LLC, a Massachusetts limited liability company having an address of 133 Pearl Street, Boston, Massachusetts 02110 ("**Mortgagor**"), for consideration paid, grants the Premises to **ASC DEVENS, LLC,** a Delaware limited liability company having an address of____, Massachusetts ______ ("**Mortgagee**"), with **MORTGAGE COVENANTS**, to secure the payment, performance and observance of all the Obligations. The term "**Obligations**" means all of the debts, liabilities, agreements and other obligations of Mortgagor and every other party to the Loan Documents due Mortgagee, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or arising in the future. The term "**Loan Documents**" includes this Second Mortgage ("**Mortgage**"), that certain Subordinated Secured Commercial Promissory Note of Mortgagor payable to Mortgagee in the original principal amount of $6,000,000 of even date herewith, that certain Subordinated Assignment of Leases and Rents granted by Mortgagor to Mortgagee of even date herewith, and all other documents delivered to Mortgagee in connection with this Mortgage by Mortgagor or by others and all amendments, restatements, modifications, extensions and renewals thereof.

This Mortgage is subject to an Intercreditor, Subordination and Standstill Agreement of even date herewith between Mortgagee and the East Boston Savings Bank. Any assignment, transfer or conveyance of this Mortgage shall be subject to said Intercreditor, Subordination and Standstill Agreement.

The term "**Premises**" includes the following, all of which are subject to this Mortgage:

(i) The land in Devens, Worcester County, Massachusetts on Jackson Road, more particularly described in *Exhibit A* attached;

(ii) All buildings, structures and improvements now or at any time in the future on the land;

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(iii) All Fixtures, which term means (1) all goods, equipment, fixtures, building materials and tangible personal property (except (a) consumable goods, (b) equipment of Mortgagor which is not affixed to the real estate and (c) personal property owned by tenants of the Premises which the tenants are entitled to remove by law or agreement) now or in the future located on, attached to or incorporated in the construction of and used in connection with the operation of the Premises including, but not limited to, all sidetracks, boilers, tanks, pumps, furnaces, radiators, alarm systems, cooling towers, compressors, elevators, escalators, cranes and all heating, lighting, power, plumbing, electrical, communications, ventilating, refrigerating, air conditioning, sprinkler, incinerating and building service equipment, and (2) all related accessories, additions and replacements;

(iv) All right, title and interest of Mortgagor in all easements, rights (including mineral, air and water rights), privileges, appurtenances, licenses, permits and governmental approvals, now or in the future pertaining to the Premises; and

(v) All rents, income, profits, royalties or accounts receivables from the Premises.

Section 1 - General Covenants of Mortgagor. Until the Obligations are paid, performed and observed in full, in addition to the **STATUTORY CONDITION**, Mortgagor agrees as follows:

1.1 **Insurance**. Subject to the rights of the holder of the Prior Mortgage, to keep all buildings, improvements and Fixtures which are part of the Premises insured against direct risk of physical loss in an amount not less than 100% of their replacement cost. Mortgagor agrees to keep all buildings and improvements under construction insured under a Builder's Risk, Completed Value, non-reporting form of policy which provides coverage for "completion and/or premises occupancy." All insurance will (i) be written with a standard mortgagee clause by companies of recognized responsibility authorized to write such insurance in Massachusetts and having a Best's financial rating of B or better, (ii) be on forms reasonably satisfactory to Mortgagee, (iii) be payable in case of loss to Mortgagee, as its interest may appear, and (iv) contain a provision that it may not be cancelled or modified without at least thirty (30) days prior written notice to Mortgagee. Mortgagor agrees to deliver to Mortgagee, when requested, satisfactory evidence of (a) all existing insurance policies, (b) new policies for insurance about to expire at least thirty (30) days before the expiration and (c) payment of all insurance premiums.

1.2 **Taxes**. To pay or cause to be paid, before the last day on which payment may be made without penalty or interest (the "**Payment Date**") all taxes (or payments in lieu of taxes), special or general assessments, water and sewer charges and other municipal charges with respect to the Premises ("**Taxes**") and to furnish evidence of payment to Mortgagee.

1.3 **Mortgages and Encumbrances**. To keep the title to the Premises free of all mortgages and other encumbrances except for (i) the lien for Taxes not yet due, (ii) the ________________________________(the "**Prior Mortgage**"), and (iii) encumbrances assented to by Mortgagee, regardless of whether the mortgage or encumbrance has priority over this Mortgage.

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1.4 **Maintenance and Use of Premises**. To maintain the Premises in as good condition as they now are or may be in the future, reasonable wear and tear excepted. Mortgagor agrees not to permit (i) removal, demolition or other waste of the Premises, (ii) lapse or revocation of any license, permit or other governmental authorization issued with respect to the Premises, (iii) material change in the structure or use of the Premises or (iv) violation of a law or ordinance affecting the Premises or its use. At Mortgagee's request, Mortgagor agrees to provide evidence of compliance with the provisions of this or any other covenant in the Loan Documents.

1.5 **Leases**. Subject to the rights of the holder of the Prior Mortgage, to deliver to Mortgagee copies of all leases, licenses, franchises and other agreements under which a person occupies any part of the Premises ("**Leases**"). Subject to the rights of the holder of the Prior Mortgage, Mortgagor assigns the Leases and all rent, income, fees and other amounts due Mortgagor under the Leases ("**Rents**") to Mortgagee as additional security for the Obligations. Mortgagor grants to Mortgagee full power, as irrevocable attorney-in-fact of Mortgagor, to execute and deliver assignments of the Leases and the Rents to itself, to any future holder of this Mortgage or to any person claiming title to the Premises as a result of foreclosure proceedings. When an Event of Default exists, Mortgagee may, without waiving any of its other rights, collect the Rents and enforce all obligations of tenants under the Leases without taking possession of the Premises and without performing any obligations of the landlord under the Leases.

1.6 **Environmental Laws and Compliance**. To comply with and to cause the Premises to comply with all applicable Federal, state and local laws, codes, ordinances, rules, regulations and interpretations now or in the future existing, and all applicable orders of administrative agencies including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986 and Massachusetts General Laws, Chapters 21C and 21E, relating to the environment, health, safety, sanitation, underground storage tanks and the "release or threat of release" of Hazardous Materials (the "**Environmental Laws**"). The term "**Hazardous Materials**" means (i) lead paint, asbestos, radon and (ii) "oil", "hazardous materials", "hazardous wastes" and "hazardous substances" as those terms are defined in the Environmental Laws.

1.6.1 **Copies of Notices**. To give to Mortgagee, immediately, copies of all notices, reports, citations and other communications given or received by Mortgagor in connection with any Environmental Laws whether or not relating to the Premises.

1.7 **Indemnification**. To defend, indemnify and hold Mortgagee and its directors, officers, agents and employees harmless against all claims, losses and liabilities, including reasonable attorneys' fees and costs of litigation, incurred by Mortgagee on account of (i) Mortgagor's failure to comply with Environmental Laws, or (ii) a release or threat of release of Hazardous Materials on the Premises, subject, however, to Mortgagee's obligations pursuant to Section 12.6 of that certain Purchase and Sale Agreement by and between Mortgagor and Mortgagee for the Premises, which obligations shall expire on the two year anniversary of the date of this Mortgage.

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1.8 **Alienation**. Not to cause or permit, directly or indirectly, whether voluntarily or by operation of law, (i) title to all or part of the Premises to become vested in a person other than Mortgagor, or (ii) all or part of the Premises to become subject to the provisions of Massachusetts General Laws, Chapter 183A relating to condominiums, or (iii) the transfer of a controlling interest in the legal entity that is Mortgagor, excluding estate planning transfers provided that Steven Goodman remains the Manager of the Mortgagor. If any of the changes described above occur, in addition to exercising remedies available to it, Mortgagee may, at its option and without notice to Mortgagor, deal with the successor in interest with reference to this Mortgage and the Obligations in the same manner as with Mortgagor, without reducing or discharging Mortgagor's liability for the Obligations. When requested, without delay Mortgagor agrees to disclose to Mortgagee the name, address and ownership interest of each legal and beneficial owner of the Premises or Mortgagor.

Section 2 - Events of Default. The occurrence of one or more of the following events or conditions is an Event of Default and a breach of the condition of this Mortgage:

(i) The failure to pay an Obligation when due;

(ii) The failure, other than in the payment of money, to perform or observe an Obligation which continues beyond an applicable period of notice or grace;

(iii) A representation or warranty made or furnished to Mortgagee by a party to the Loan Documents or in compliance with the provisions of the Loan Documents proves to have been false or incomplete in any material respect when made;

(iv) Mortgagor or a guarantor of the Obligations ("**Guarantor**") (a) is or becomes insolvent within the meaning of the Massachusetts Uniform Commercial Code; (b) files a petition in bankruptcy or a petition to take advantage of an insolvency act; (c) makes an assignment for the benefit of its creditors; (d) consents to the appointment of a receiver or custodian of itself or of the whole or a substantial part of its property; (e) is named debtor party in an involuntary bankruptcy proceeding and the proceeding is not dismissed within sixty (60) days; (f) files a petition or answer seeking reorganization or arrangement under a Federal or state law; or (g) dies, dissolves or terminates its existence;

(v) With respect to Mortgagor or a Guarantor, and without the consent of either, a court enters an order (a) appointing a receiver or custodian of either or of the whole or a substantial part the property of either, or (b) approving a petition filed against either seeking reorganization or arrangement under a Federal or state law, and the order is not vacated, set aside or stayed within sixty (60) days after it is entered;

(vi) Under a law for the relief or aid of debtors, a court assumes custody or control of Mortgagor or a Guarantor or of the whole or a substantial part of the property of either, and the custody or control is not terminated or stayed within sixty (60) days after the date it is assumed;

(vii) A court enters final judgment against Mortgagor for the payment of money in excess of $1,000,000, and, within sixty (60) days after entry of the judgment, Mortgagor does not

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(a) discharge the judgment or provide for its discharge in accordance with its terms, or (b) procure a stay of execution and within the sixty (60) day period, or such longer period during which execution of the judgment has been stayed, appeal and cause the execution to be stayed during the appeal;

(viii) The monetary default by Mortgagor with respect to any indebtedness secured by the Premises; or

Section 3 - Rights and Remedies. Without prejudice to Mortgagee's rights with respect to Obligations payable on demand, if an Event of Default exists, Mortgagee may, without notice except to the extent notice is required by law, exercise the rights and remedies provided in this Section 3, conferred by law or under the Loan Documents with respect to the Premises, Mortgagor or any other person. Mortgagee's rights and remedies are cumulative and not exclusive of or alternative to any rights or remedies it would otherwise have. A delay or failure by Mortgagee in exercising or enforcing its rights or remedies does not constitute a waiver.

3.1 **Remedies**. Whenever an Event of Default exists, Mortgagee may:

(i) Declare the Obligations immediately due and payable, without presentment, notice, protest or further demand, all of which are hereby expressly waived;

(ii) Exercise the **STATUTORY POWER OF SALE**;

(iii) Initiate actions or proceedings available to Mortgagee under applicable law to protect its interest in the Premises and the Obligations; or

(iv) Petition for the appointment of a receiver of the Premises, which appointment may be made *ex parte* and without notice except to the extent notice is required by law, without regard to the solvency of Mortgagor or a Guarantor at the time of application for the receiver and without regard to the value of the Premises.

3.2 **Receiver**. Mortgagor consents to the appointment of Mortgagee or other qualified person as receiver, to take possession of and to operate the Premises and to collect the Rents. Notwithstanding the appointment of a receiver or other custodian, Mortgagee is entitled, as pledgee, to the possession and control of all cash, deposits and instruments at the time payable or deliverable under this Mortgage.

3.3 **Specific Performance**. Failure by Mortgagor to perform its agreements contained in the Loan Documents will result in irreparable harm to Mortgagee for which Mortgagee has no adequate remedy at law. Therefore, Mortgagor agrees that its agreements contained in the Loan Documents are specifically enforceable by Mortgagee.

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3.4 **Foreclosure Sales**. Mortgagee has the right in case of a sale which it is entitled to make, to sell the Premises at public auction, either as a whole or by parcels and without regard to other collateral now or in the future securing the Obligations. In the case of a sale by parcels, the purchaser of a parcel will take good title, even if a sum may already have been realized from the sale of other parcels sufficient to satisfy all the Obligations. The foreclosure sale may be held at the offices of Mortgagee or on or near the Premises, without notice or demand, except to the extent notice or demand is required by law.

3.5 **Foreclosure Expenses, Surplus**. If (i) foreclosure, bankruptcy or other legal proceedings involve Mortgagee's interest under this Mortgage, whether the proceedings are begun by Mortgagee or others and whether the proceedings are suspended or terminated or the Premises redeemed, or (ii) Mortgagee takes possession of the Premises, Mortgagee will be entitled to collect and Mortgagor agrees to reimburse Mortgagee for all expenses, including reasonable attorneys' fees, incurred by Mortgagee in the foreclosure, bankruptcy or other legal proceeding or in the maintenance, protection and management of the Premises. If surplus proceeds are realized from a foreclosure sale, Mortgagee will not be liable for interest on the proceeds pending distribution, and all costs and reasonable attorneys' fees incurred by it in proceedings to determine the person or persons entitled to the surplus will be paid from the surplus proceeds.

3.6 **Forbearance not a Waiver**. The liability of Mortgagor will not be reduced, the priority of this Mortgage will not be affected, and the rights of Mortgagee with respect to Mortgagor or the security for the Obligations will not be impaired by any of the following events, regardless of whether Mortgagee receives additional consideration: (i) the sale of all or part of the Premises, (ii) a forbearance by Mortgagee, (iii) an extension of the time for payment or performance of the Obligations, (iv) a release of security for or a guarantor of the Obligations or (v) an indulgence given by Mortgagee to Mortgagor or to any other person having an interest in the Premises or liable for the Obligations. Mortgagor waives notice of any extension, forbearance or indulgence and agrees that no waiver, express or implied, by Mortgagee of a default by a party to the Loan Documents will constitute a waiver of a future default in the same or any other provision of the Loan Documents.

3.7 **Insurance Policies**. If this Mortgage is foreclosed, Mortgagor grants to Mortgagee full power, as irrevocable attorney-in-fact of Mortgagor, to cancel the insurance required to be maintained by Mortgagee under this Mortgage, retain the return premiums and apply them to the Obligations or to transfer the insurance to a person claiming title to the Premises as a result of foreclosure proceedings.

Section 4 - Damage to Premises. Subject to the rights of the holder of the Prior Mortgage, Mortgagor appoints Mortgagee as its irrevocable attorney-in-fact (i) to adjust and to settle claims on account of damage to the Premises resulting from a taking or casualty, (ii) to receive all condemnation and insurance proceeds ("**Proceeds**") arising out of the damage and (iii) to endorse in favor of itself or any other person drafts or checks for Proceeds received by it. Mortgagee agrees to apply all Proceeds first, to expenses including, but not limited to, the reasonable fees and disbursements of attorneys and other professionals incurred by Mortgagee in collecting the Proceeds and, if no Event of Default exists, the balance to the cost of restoring the

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Premises. Mortgagee may, in its discretion, (a) pay the Proceeds to Mortgagor for application to the cost of the work, or (b) advance the Proceeds from time to time to Mortgagor and/or its contractor for application to the cost of the work as the cost is certified to Mortgagee by an architect or contractor in charge of the restoration who has been approved in writing by Mortgagee; provided, however, that Mortgagee is not obligated to make advances if, as a result, the balance of the Proceeds is or will become less than the amount specified in the architect's or contractor's certificate as the amount required to complete the restoration. Upon receipt by Mortgagee of satisfactory evidence that the restoration has been completed, that the cost of all labor and materials has been paid in full and that there are no liens on the Premises, and if no Event of Default exists, Mortgagee agrees to pay the balance of the Proceeds held by it to Mortgagor. If the Proceeds held by Mortgagee are insufficient to pay the entire cost of restoration, Mortgagor agrees to pay the deficiency on demand.

Section 5 - Payments by Mortgagee. Mortgagee is authorized but not obligated (i) to pay all Taxes with accrued interest, penalties and charges, (ii) to pay the premiums for insurance required under the Loan Documents, (iii) to incur and pay reasonable expenses, including attorneys' fees, in protecting its rights under the Loan Documents, and maintaining, protecting or managing the collateral securing the Obligations, (iv) to pay indebtedness secured by a mortgage of real estate or security interest in property or Fixtures included as part of the Premises, (v) to add all amounts paid or incurred for the above purposes to the principal amount of the Obligations, and (vi) to apply to the above purposes or to the repayment of amounts paid by Mortgagee, sums paid under the Loan Documents as interest or principal. The amounts paid by Mortgagee will bear interest at the highest rate payable under the Loan Documents and will be payable on demand.

Section 6 - Entry by Mortgagee. Mortgagee or its agents may enter the Premises at any time, before or after an Event of Default, to inspect the Premises, to appraise the Premises, to determine compliance with the provisions of the Loan Documents and to take any action while on the Premises authorized under this Mortgage or which it considers necessary to preserve the value of the Premises. Entry by Mortgagee for the purposes authorized under this Section will not be considered entry for any other purpose or constitute possession of the Premises. Mortgagor agrees to reimburse Mortgagee on demand for all expenses incurred in connection with an entry made under this Section, including the cost of appraisal, testing, remedial action or other activities by Mortgagee or its agents while on the Premises.

Section 7 - Notices and Communications. All notices, demands, requests and other communications provided for or permitted under this Mortgage must be in writing and be delivered by hand or sent by nationally recognized and reputable overnight delivery service, express mail, certified mail or first-class mail, postage prepaid, to the parties, respectively at the following addresses:

(a) If to Mortgagee, at the address stated at the beginning of this Mortgage (or at such other address as Mortgagee designates in writing to Mortgagor), with a copy to the persons Mortgagee designates in writing to Mortgagor, or

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(b) if to Mortgagor, at the address stated at the beginning of this Mortgage (or at such other address as Mortgagor designates in writing to Mortgagee) with a copy to the persons Mortgagor designates in writing to Mortgagee.

A communication provided for in this Mortgage will become effective only when the person to whom it is given receives it or is considered to have received it. If it is mailed by express, certified or first-class mail, it will be considered to be received on (i) the second business day after being mailed or (ii) the day of its receipt, whichever is earlier.

Section 8 - Miscellaneous Provisions. The following miscellaneous provisions are applicable to this Mortgage:

8.1 **Successors and Assigns**. The term "Mortgagee" includes Mortgagee, its successors and assigns, and any subsequent holder or holders of this Mortgage. The term "Mortgagor" includes Mortgagor and any subsequent owner or owners of the equity of redemption of the Premises assented to by Mortgagee. All of the agreements of Mortgagor are binding upon the successors and assigns of the original Mortgagor and any person claiming under Mortgagor.

8.2 **Amendment**. This Mortgage may not be amended except by written agreement signed by Mortgagor and Mortgagee.

8.3 **Headings**. The headings contained in this Mortgage are for reference purposes only and do not affect the meaning or interpretation of this Mortgage.

8.4 **Governing Law**. This Mortgage will be construed under and governed by the laws of the Commonwealth of Massachusetts.

8.5 **Severability**. If a provision of this Mortgage is held to be invalid or unenforceable, the provision will be enforceable to the extent that a court, after limiting or reducing it, considers it reasonable to enforce the provision. If it is held to be unreasonable to enforce the provision to any extent, the provision will be severed from this Mortgage and the remainder of this Mortgage will continue in effect.

Section 9- Consent to Jurisdiction; Waivers. MORTGAGOR IRREVOCABLY AND UNCONDITIONALLY (i) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN DOCUMENTS, AND (ii) WAIVES ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (a) TO TRIAL BY JURY, (b) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN A PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS AND (c) TO CLAIM OR RECOVER ANY DAMAGES OTHER THAN ACTUAL DAMAGES INCLUDING SPECIAL EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES. MORTGAGOR AGREES THAT, IN ADDITION TO METHODS OF SERVICE OF PROCESS

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PROVIDED FOR UNDER APPLICABLE LAW, SERVICE MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MORTGAGOR AT THE ADDRESS PROVIDED IN THE RECITALS HERETO, WHICH SERVICE WILL BE COMPLETE FIVE (5) DAYS AFTER BEING MAILED. This provision may not be construed to prevent Mortgagee from bringing an action or proceeding or exercising its rights in any other jurisdiction. Mortgagor acknowledges that it has been informed by Mortgagee that the provisions of this Section constitute a material inducement upon which Mortgagee has relied, is relying and will rely in entering into this Mortgage and the other Loan Documents, and that it has reviewed the provisions of this Section with its counsel. Either party may file an original counterpart or a copy of this Section with any court as written evidence of the consent of Mortgagor and Mortgagee to the waiver of their rights to trial by jury.

[SIGNATURE PAGE FOLLOWS]

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WITNESS the execution hereof under seal this ___ day of _________, 2018.

64 JACKSON, LLC

By:____________________________
Name: Steven E. Goodman
Title: Manager

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COMMONWEALTH OF MASSACHUSETTS

______________________, ss.

On this ____ day of ____________________, 2018, before me, the undersigned notary public, Steven E. Goodman personally appeared, proved to me through satisfactory evidence of identification, which was Massachusetts driver's license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as the voluntary act of 64 Jackson, LLC.

____

Notary Public

Printed Name:_________________________

My Commission Expires:_______________

[Seal]

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EXHIBIT A

Being the same premises conveyed to the Mortgagor by a deed recorded with the Worcester District Registry of Deeds in Book ______, Page _____.

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EXHIBIT D

SUBORDINATED ALR

Exhibit D

This space reserved for Recorder's use only

SUBORDINATED ASSIGNMENT OF LEASES AND RENTS

THIS SUBORDINATED ASSIGNMENT OF LEASES AND RENTS (this "**Assignment**") is dated as of the ____ day of _____________, 2018 and is made by **64 JACKSON, LLC**, a Massachusetts limited liability company, to **ASC DEVENS, LLC,** a Delaware limited liability company.

SECTION 1

Terms Defined

SECTION 1.1 Definitions. In this Assignment each of the following terms and any pronoun used in its place has the meaning and incorporates the data stated for that term in this Section 1.1, and the singular includes the plural if the context requires:

Mortgage: The Second Mortgage from Borrower to Lender recorded with this Assignment and describing real estate located at 64 Jackson Road, Devens, Massachusetts.

Note: The Secured Subordinated Commercial Promissory Note of Borrower payable to Lender in the original principal amount of $6,000,000 of even date herewith

Premises: The land, together with the buildings, structures and improvements now or in the future erected on the land, more particularly described in Exhibit A attached.

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Prior

Mortgage: The ______________ granted to __________________ and recorded with the Worcester District Registry of Deeds in Book _______, Page _______.

Obligations: All of Borrower's debts, agreements and other obligations contained in the Mortgage and this Assignment, including any modification or extension of them, and all other debts, agreements and obligations of Borrower to Lender of every kind, direct or indirect, absolute or contingent, due or to become due, now existing or arising in the future. The term Obligations used in this Assignment incorporates all of the "**Obligations**" as that term is defined in the Mortgage.

Rents: All rent, income, fees and other amounts due Borrower under the Leases during the term of this Assignment, including but not limited to reimbursement for operating expenses and real estate taxes.

Tenant: Any person, firm, corporation or other entity occupying the Premises under a Lease.

Leases: All leases, subleases, tenancies or other arrangements (including licenses and concessions), whether written or unwritten, now existing or in the future entered into, under which a Tenant occupies all or any part of the Premises for any purpose.

SECTION 2

Assignment of Leases and Rents

SECTION 2.1 Assignment. In order to secure the payment and performance of the Obligations and in consideration of One Dollar ($1.00) and other valuable consideration paid by Lender, the receipt of which Borrower acknowledges, Borrower hereby assigns to Lender all of Borrower's right, title and interest in (a) the Leases, including but not limited to, the benefit of all covenants of the Tenants under the Leases, and (b) the Rents. Except to the extent actually delivered to Lender as evidenced by Lender's receipt, this Assignment does not include any security deposits, prepaid rent or other amounts received by Borrower with respect to any of the Leases before the date of this Assignment. Borrower hereby irrevocably grants to Lender complete authority, in its name or in Borrower's name, to enforce the covenants of the Tenants, to demand, collect, receive and give receipts for the Rents, to enforce payment of the Rents by the Tenants and to exercise all the rights and remedies which Borrower might exercise with respect to covenants of the Tenants and payment of the Rents, but for this Assignment.

SECTION 2.2 Cooperation of Borrower. Borrower agrees to cooperate with Lender in carrying out the purposes of this Assignment and to execute, acknowledge and deliver such additional assignments, conveyances and assurances as Lender may reasonably request.

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When requested by Lender, Borrower agrees at its expense to enforce or to secure the performance of every provision of the Leases to be performed by the Tenants. Borrower agrees not to interfere with the exercise by Lender of any right or authority conferred by this Assignment.

SECTION 2.3 Conditional Nature of Assignment; Prior Mortgage; Prior Assignment of Leases and Rents. This Assignment is made on the condition that so long as no default continues beyond any applicable grace period in the payment or performance of any of the Obligations, Borrower may exercise all the rights of the landlord under the Leases, including the right to collect and retain the Rents, and may enforce all covenants of the Tenants. The rights of the Lender set forth in this Assignment are subject to the rights of the holder of the Prior Mortgage as set forth in the Prior Mortgage and of the Prior Assignment of Leases and Rents.

SECTION 3

Representations and Warranties

SECTION 3.1 Borrower's Representations and Warranties. Borrower represents and warrants to Lender that:

(a) Borrower is the sole owner of the entire landlord's interest in the Leases;

(b) all existing Leases are valid and enforceable, and there exist no written Leases and no amendments or other agreements, written or unwritten, modifying in any way the terms of any Lease which have not been delivered or disclosed to the Lender;

(c) to the best of Borrower's knowledge, neither the landlord nor any Tenant is in default in any material respect under the provisions of any of the Leases, and no set-off or counterclaim against Borrower exists in favor of any Tenant;

(d) Borrower has no knowledge of any act or omission on the part of any landlord or Tenant which, with the giving of notice or the passage of time, or both, would constitute material default under the provisions of any of the Leases;

(e) no Rents for any period after the date of this Assignment have been waived by Borrower or collected by Borrower before the time they are due; and

(f) no Rents have been assigned or encumbered.

SECTION 3.2 Intentionally deleted.

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SECTION 4

Covenants

SECTION 4.1 Borrower's Covenants. Borrower agrees that during the term of this Assignment it will:

(a) at its expense faithfully perform and observe every material obligation to be performed and observed by the landlord under each of the Leases;

(b) enforce and not waive the performance and observance of every material obligation to be performed and observed by the Tenants under the Leases;

(c) not collect Rents for any period more than thirty (30) days before they are due;

(d) not make any additional assignment of the Leases or the Rents;

(e) deliver to Lender immediately upon receipt, but under no circumstances more than five (5) days after demand, all schedules, notices, demands or documents given or received by Borrower and in any way referring to the Leases, the Rents; and

(f) not cause or permit any "oil," "hazardous materials," "hazardous wastes" or "hazardous substances" (collectively "**Hazardous Substances**") as defined under 42 U.S.C. Section 9601, et seq., as amended, 42 U.S.C. Section 6901, et seq., as amended, Massachusetts General Laws, Chapters 21C and 21E, as amended, and the regulations from time to time adopted under those laws (collectively, "**Environmental Legal Requirements**") to be released on the Premises or into the air from the Premises or into the waste disposal system servicing the Premises, except in compliance with applicable Environmental Legal Requirements; not generate, store or dispose of Hazardous Substances in the Premises or dispose of Hazardous Substances from the Premises to any other location, except in compliance with all applicable Environmental Legal Requirements.

SECTION 5

Lender's Remedies; Expenses

SECTION 5.1 Lender's Right to Perform. If Borrower fails to perform or observe any of its obligations under the Leases so as to entitle any Tenant to terminate a Lease or recover damages, Lender may, but with no duty to do so and without releasing Borrower, perform Borrower's obligations under the Leases to the extent Lender considers necessary to protect its security.

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SECTION 5.2 Lender's Remedies. At any time after a default in the payment or performance of any Obligations, which default extends beyond any applicable grace period, regardless of whether Lender elects to declare the Obligations immediately due and payable, at its option, without notice to Borrower and without waiving the default, Lender may (i) take possession of the Premises and manage, lease and operate the Premises on such terms and for such period of time as it considers to be appropriate, and (ii) with or without taking possession of the Premises, in its own name or in the name of Borrower, sue for and collect the Rents, including any that are past due, and (iii) amend or terminate any of the Leases and enter into new Leases of all or any part of the Premises on terms which Lender considers appropriate, and any amendment, termination or new Lease made by Lender will be binding on Borrower. Lender may, whether or not it takes possession of the Premises and without any obligation to do so, make alterations, renovations, repairs and improvements to the Premises. Lender may exercise its remedies provided in this Section 5.2 without regard to the adequacy of any other security for the Obligations.

SECTION 5.3 Lender's Expenses. If, in exercising its rights and pursuing its remedies under this Assignment or with respect to any of the Obligations or Lender's security for the Obligations, Lender incurs any expenses, including attorneys' fees, Borrower agrees to reimburse those expenses on demand. If Borrower fails to reimburse any of Lender's expenses, Lender may reimburse them by application of Rents, as provided in Section 6.1, or Lender may add them to the principal amount of the Obligations. Regardless of any action by Lender, failure of Borrower to reimburse Lender's expenses within ten (10) days after demand, constitutes a material default under this Assignment.

SECTION 5.4 Remedies Cumulative. The rights and remedies of Lender under this Assignment are cumulative and are not in place of, but are in addition to, any other rights and remedies which Lender may have under the Note, the Mortgage or any other agreement made in connection with the Note, the Mortgage or any of the Obligations.

SECTION 6

Application of Rents

SECTION 6.1 Application of Rents. After any default in the payment or performance of any Obligations, which default extends beyond any applicable grace period, regardless of whether Lender elects to declare any Obligation immediately due and payable, Lender may apply any Rents then held or in the future received by it under this Assignment to payment of the following in such order of priority and in such amounts as Lender considers appropriate:

(a) all reasonable expenses of taking possession of, managing, operating and maintaining the Premises, including but not limited to: the salaries and benefits of a managing agent and such other employees as Lender considers necessary; all supplies, utilities and fuel; all taxes, assessments, water rates, sewer rates and any other municipal charges and liens;

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premiums for all insurance which Lender considers necessary; and the cost of all reasonable alterations, renovations, repairs or improvements;

(b) the Obligations; and

(c) all reasonable expenses, including attorney's fees, incurred by Lender in connection with this Assignment, the Note, the Mortgage or any other Obligations.

SECTION 6.2 Balance of Rents. If any balance remains after the application of the Rents as provided in Section 6.1, Lender may pay the balance to Borrower. If Lender has any reasonable doubt about Borrower's entitlement, Lender may pay the balance as ordered in a final judgment of a court of competent jurisdiction in any action brought by Lender or any other person claiming an interest in the Rents.

SECTION 7

Miscellaneous

SECTION 7.1 Liability of Lender. No act, omission or error of judgment by Lender, other than its gross negligence or willful misconduct, in connection with this Assignment shall impose any liability on Lender or give rise to any offset, counterclaim or defense to the Obligations.

SECTION 7.2 Indemnification of Lender. Lender is not required to perform or observe any obligation under the Leases. Borrower hereby agrees to indemnify Lender against all claims, losses and expenses, including reasonable attorney's fees, which may be imposed on or incurred by Lender by reason of the Leases, by reason of this Assignment, or by reason of any alleged obligation or undertaking to be performed by Lender under the Leases. If Lender incurs any loss or expense under the Leases or by reason of this Assignment or in the defense of any such alleged obligation, Borrower agrees immediately, upon demand, to reimburse Lender.

SECTION 7.3 Non-waiver. The failure of Lender to avail itself of any of the provisions of this Assignment, at any time or for any period of time, shall not be construed to be a waiver of any of its rights under this Assignment.

SECTION 7.4 Notices. Any notice, request, direction, consent, approval, waiver or other communication required or permitted under this Assignment must be in writing and will become effective only when received unless sent by certified or registered mail, postage prepaid, return receipt requested and addressed to the parties respectively at their addresses recited in Section 1.1, in which case it will be effective three (3) days after being mailed. Either party may change its address by written notice to the other party given at least ten (10) days before the effective date of such change.

THIS ASSIGNMENT is binding upon and will inure to the benefit of Borrower and Lender and their respective successors and assigns.

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Executed as a sealed instrument.

64 JACKSON, LLC

By:____________________________
Name: Steven E. Goodman
Title: Manager

COMMONWEALTH OF MASSACHUSETTS

______________________, ss.

On this ____ day of ____________________, 2018, before me, the undersigned notary public, Steven E. Goodman personally appeared, proved to me through satisfactory evidence of identification, which was a Massachusetts driver's license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed voluntarily for its stated purpose as the voluntary act of 64 Jackson Street, LLC.

____
Notary Public

Printed Name:__________________________

My Commission Expires:________________

[Seal]

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<u>Exhibit A</u>

Being the same premises conveyed to the Mortgagor by a deed recorded with the Worcester District Registry of Deeds in Book ______, Page _____.

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EXHIBIT E

Insurance Requirements

Insurance Requirements During Holdover Period
SELLER’S INSURANCE DURING THE HOLDOVER PERIOD. Seller shall at all times during the Holdover Period, at its sole cost and expense, carry and maintain the following insurance:
(a) insurance coverage for any and all trade fixtures and personal property, including, but not limited to, any furniture, machinery, goods, products or supplies, of Seller, which Seller may have upon or within the Improvements;
(b) Commercial General Liability Insurance relating to the Improvements and its appurtenances  and Seller’s use of other portion(s) of Purchaser's Property on an occurrence basis, with minimum limits of liability in the amount of $2,000,000.00 in respect of bodily injury or death and/or property damage combined; and
(c) workmen’s compensation insurance insuring against and satisfying Seller’s obligations and liabilities under applicable workmen’s compensation laws. Seller’s Commercial General Liability Insurance shall name Purchaser, and any entity Purchaser transfers the management of the real property leased hereunder to, as additional insureds.  All liability and casualty policies maintained by Seller shall be written as primary policies, not contributing with and not supplemental to coverage that Purchaser may carry.  Seller may maintain any of its required insurance coverages under blanket policies of insurance covering the Improvements and any other premises of Seller, or companies affiliated with Seller, provided the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy.

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EXHIBIT F

Existing Deed

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127553

32.07

QUITCLAIM DEED

KNOW ALL MEN BY THESE PRESENTS, that the Massachusetts Development Finance Agency (the "Grantor"), a Massachusetts body politic and corporate, established and existing under Chapter 23G of the Massachusetts General Laws, successor in interest to the Government Land Bank under Chapter 289 of the Acts of 1998, notice of which was recorded on October 7, 1998, with the Worcester District Registry of Deeds at Book 20505, Page 279, and with the Middlesex County, Southern District, Registry of Deeds at Book 29188, Page 568, having its principal place of business located at 75 Federal Street, 10th Floor, Boston, Massachusetts 02110, in consideration of Three Million Forty Four Thousand One Hundred Dollars ($3,044,100.00) does hereby grant to ASC Devens LLC (the "Grantee"), a Delaware limited liability company, having a mailing address located at Two Technology Drive, Westborough, Massachusetts 01581 with QUITCLAIM COVENANTS, a parcel of land consisting of approximately 34.89 acres, located at the intersection of Jackson Road and Givry Street, in the Devens Regional Enterprise Zone, Town of Harvard, County of Worcester, Massachusetts (the "Parcel").

Lot 7, Givry St, Harvard

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The Parcel is more particularly described in Exhibit A attached hereto and made a part hereof, and is shown as Lot 7 on a plan prepared by Howe Surveying Associates, Inc., entitled "LEVEL 1 SUBDIVISION LOT 7 GIVRY STREET" dated July 19, 2000, revised October 4, 2000, (the "Plan"), to be recorded immediately prior hereto. The Parcel includes the following appurtenant rights and easements:

Plan Book 761 Plan 44

I. Appurtenant Rights

A. Rights for Connections to Utility Systems in Private and Public Ways

For the purpose of providing utility services to the Parcel, including, but not limited to, water, sewer, gas, electric, cable television, and telecommunication services, the Grantor hereby grants to the Grantee the perpetual and non-exclusive right and easement to connect to each of the above-referenced utilities as said utilities are now or may in the future be located in Jackson Road and/or Givry Street or at such other locations as may be reasonably agreed upon by the Grantor and the Grantee.

B. Rights to Connect to Devens Stormwater System

For the purpose of providing stormwater drainage from the Parcel and the expansion of improvements on the Parcel, the Grantor grants to the Grantee the non-exclusive right to discharge stormwater in excess of the twenty-five (25) year storm into the Devens Stormwater System ("DSS") and to construct, use, maintain, repair, and replace pipes and other improvements, (the "Drainage Improvements") in order to connect to the DSS provided, however, that the Grantee may be responsible for handling roof run-off from any building constructed, or to be constructed on the Parcel, or any roof run-off from the

Hale + Dorr
60 State St.
Boston, Ma.
02109

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adjacent Lot 5 shown on the Plan, or any expansion thereof, including Lot 5, as may be required by the DEC or any other Federal, State or local governmental authority.

The Grantee agrees that any such construction within the DSS or necessary to connect to the DSS shall be subject to review and reasonable approval of the Grantor and that the construction, use, maintenance and repair of the Drainage Improvements shall be done so as not to interfere with the Grantor's and other's use of the DSS, and the Grantee shall be responsible for repairing any damage to the such DSS caused directly or indirectly by the Grantee's activities, to the reasonable satisfaction of the Grantor. Notwithstanding the foregoing, the Grantor hereby approves the connection by the Grantee to the DSS, as shown on the Plans submitted by the Grantee in its Unified Development Permit submitted to the Devens Enterprise Commission and as set forth in the drainage calculations submitted therewith subject to the terms set forth above regarding the twenty five (25) year storm and roof run off.

C. **Slope Easement**

The Grantor hereby grants to the Grantee two separate non-exclusive 100' slope easements (collectively referred to as the "Slope Easement") located on the southerly and northeasterly boundary lines of the Parcel, and shown on the Plan as the "Slope Easement 2.08 +/-AC " and "Slope Easement 48,728+/-S.F."

The Grantor reserves the right to adjust the slope within the Slope Easement, subject to the approval of the Grantee, which approval shall not be unreasonably withheld or delayed to facilitate the development of the Grantor's remaining land located adjacent to the Parcel. By the acceptance hereof, the Grantee hereby agrees to modify or release one or both of the Slope Easements upon the development of the adjacent parcels by a party other than the Grantee, or a wholly owned subsidiary thereof, provided that the grading of the adjacent parcels provide permanent lateral support to the Parcel equivalent to that provided by the Slope Easements granted hereunder; provided further that the Grantee shall be responsible for maintaining the Slope Easements, including any and all erosion control measures deemed reasonably necessary by the Grantor.

Any revisions made by the Grantee to the Slope Easement shall be subject to the review and reasonable approval of the Grantor. Any work performed outside of the Slope Easements during the construction of the slope shall be done so as not to unreasonably interfere with the Grantor's and other's use of the adjacent parcels, and the Grantee shall be responsible for repairing any damage to the adjacent parcels caused by the Grantee's activities within the Slope Easements.

The rights granted in Section I shall include a permanent and non-exclusive easement and right of access over such easement areas necessary to use, maintain, repair,

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and replace any improvements constructed within such areas by and at the direction of the Grantee, such rights to repair and replace any improvements constructed within such areas shall be subject to the prior written notice and approval of the Grantor, provided, however, that no consent is required for emergency situations, and provided further, that Grantor's approval shall be deemed granted, in the event Grantor has not responded to the Grantee's written request within twenty (20) days after receipt thereof, which approval shall not be unreasonably withheld. The Grantee shall, in the utilization of the easement rights hereunder, restore any areas disturbed in connection with any work undertaken in relation to the easements to its condition prior to Grantee's work, except for the Slope Easements, which shall be graded and landscaped by the Grantee in accordance with the Unified Permit Application submitted to the DEC.

The rights granted in this subsection I shall be subject to the compliance by the Grantee with the lawful ordinances, rules, and regulations established by the Grantor and the DEC for utility connections and services and for the use of the DSS.

II. Reservations

The Grantee takes the Parcel subject to the following:

A. Access Rights under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. 9601 et. seq.) ("CERCLA")

Pursuant to a deed from the United States, acting by and through the Department of the Army (the "Army"), to the Grantor for a parcel of land located in both Middlesex County and Worcester County dated May 9, 1996, and recorded with the Worcester District Registry of Deeds at Book 17907, Page 1, and with the Middlesex Southern District Registry of Deeds at Book 26317, Page 3, shown on plan titled "Plan of Land Conveyed to the Government Land Bank by the Secretary of the Army, Ayer, Harvard, Shirley, MA," dated May 9, 1996 recorded with the Middlesex County, Southern District, Registry of Deeds at Plan Book 500 of 1996 and with the Worcester District Registry of Deeds at Plan Book 703, Plan 112 (the "Army Deed"), the Army reserved a right of access to the property conveyed thereby, including the Parcel, in any case in which remedial action or corrective or response actions are found to be necessary under CERCLA.

B. Reservation of Rights Under the Federal Facilities Agreement

Pursuant to the terms of the Army Deed, the following provision that was contained therein must be set forth in future deeds, lease documents or other such transfer documents for the Parcel.

By accepting this Deed, the Grantee acknowledges that the

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Grantor has provided the Grantee with a copy of the Federal Facilities Agreement (the "FFA") between the United States Department of the Army (the "Army") and the United States Environmental Protection Agency ("EPA") and signed by the EPA on May 13, 1991, and the modification thereto, dated March 27, 1996, the Final Environmental Impact Statement (the "Final EIS"), prepared by the United States Army Corps of Engineers, New England Division dated May 1995, Final Environmental Baseline Survey for Proposed Lease and/or Transfer Fort Devens Base-Wide Base Realignment and Closure Environmental Evaluation (BRAC EE) Fort Devens, Massachusetts, prepared by Arthur D. Little, Inc, dated March 1996, revised April 1996 (referred to hereinafter as the "Base-Wide FOST"). The Grantor shall provide the Grantee with a copy of any future amendments to the FFA.

1. The Army, the United States Environmental Protection Agency (the "EPA"), and the Commonwealth of Massachusetts, and their respective agents, employees, and contractors, shall have access to and over the Parcel as may be necessary for any investigation, response, or corrective action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, ***et seq***. ("CERCLA") or the FFA found to be necessary before or after the date of this Deed on the Parcel or on other property comprising the Fort Devens National Priorities List (the "NPL") site. This reservation includes the right to access to and use of, to the extent permitted by law, any available utilities at reasonable cost to such parties.

2. In exercising the rights hereunder, the Army, EPA and the Commonwealth of Massachusetts shall give the Grantee or its successors or assigns reasonable notice of actions taken on the Parcel under the FFA and shall, to the extent reasonable, consistent with the FFA, and at no additional cost to the Army, EPA or the Commonwealth of Massachusetts, endeavor to minimize the disruption to the Grantee's, its successors', or assigns' use of the Parcel.

3. The Grantee agrees that notwithstanding any other provision of the Deed, the Army, EPA and the Commonwealth of Massachusetts assume no liability to the Grantee, its successors, or assigns, or any other person, should implementation of the FFA interfere with the use of the Parcel. The Grantee and its successors and assigns shall have no claim on account of any such interference against the Army, EPA or the Commonwealth of Massachusetts or any officer, agent, employee, or contractor thereof.

4. Prior to the determination by the Army, EPA and the Commonwealth of Massachusetts that all remedial action is complete under CERCLA and the FFA for the Fort Devens NPL site, (i) the Grantee, its successors and assigns, shall not undertake activities on the Parcel that would interfere with or impede the completion of the CERCLA clean-up at the Fort Devens NPL site and shall give prior written notice to the Army, EPA, and the Commonwealth of Massachusetts of any construction, alterations, or similar work

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on the Parcel that may interfere with or impede said clean-up; and (ii) the Grantee shall comply with any institutional controls established or put in place by the Grantor relating to the Parcel which are required by any record of decision ("ROD") or amendments thereto, related to the Parcel, which ROD was approved by the Army, EPA and the Commonwealth of Massachusetts and issued by the Army pursuant to CERCLA or the FFA before or after the date of this Deed. Additionally, the Grantee shall ensure that any leasehold it grants in the Parcel or any fee interest conveyance of any portion for the Parcel provides for legally-binding compliance with the institutional controls required by any such ROD.

5. For any portion of the Parcel subject to a response action under CERCLA or the FFA, prior to the conveyance of an interest therein, the Grantee shall include in all conveyance documents provisions for allowing the continued operation of any monitoring wells, treatment facilities, or other response activities undertaken pursuant to CERCLA or the FFA on said portion of the Parcel and shall notify the Grantor, Army, EPA, and the Commonwealth of Massachusetts by certified mail, at least sixty (60) days prior to any such conveyance of an interest in said Parcel, which notice shall include a description of said provisions allowing for the continued operation of any monitoring wells, treatment facilities, or other response activities undertaken pursuant to CERCLA or the FFA.

6. Prior to the determination by the Army that all remedial action under CERCLA and the FFA is complete under CERCLA and the FFA for the Fort Devens NPL site, the Grantee and all subsequent transferees of an interest in any portion of the Parcel will provide copies of the instrument evidencing such transaction to the Grantor, Army, EPA and the Commonwealth of Massachusetts by certified mail, within fourteen (14) days after the effective date of such transaction.

7. The Grantee and all subsequent transferees shall include the provisions of this Paragraph II.B. in all subsequent leases, transfer, or conveyance documents relating to the Parcel or any portion thereof that are entered into prior to a determination by the Army, EPA and the Commonwealth of Massachusetts that all remedial action is complete at the Fort Devens NPL site.

C. **Temporary Utility Easement**

The Grantor hereby reserves, and the Grantee takes the Parcel subject to a Temporary non-exclusive easement over the Parcel for the existing underground water line (the "Underground Water Line Easement") which runs from the existing water tower to Givry Street, shown on the Plan as the "Temporary Utility Easement," consisting of 2.94 acres (+/-). The Underground Water Line Easement shall expire and have no further force or effect on September 1, 2001.

The Underground Water Line Easement is reserved for the purposes of providing water to Devens, including the Parcel, and for constructing, installing,

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operating, replacing, removing, repairing and maintaining the underground water line.

Until expiration of the Underground Water Line Easement, the Grantee may make non-structural improvements only within the Temporary Utility Easement area such as landscaping, grading, paving and parking, provided that such improvements do not, in the reasonable opinion of the Grantor, materially impair the use of the underground water line by the Grantor or others.

D. <u>Temporary Easement for Existing Jackson Road and Existing Overhead Utility Lines and Poles and Existing Underground Utilities</u>

The Grantor hereby reserves, and the Grantee takes the Parcel subject to (1) a temporary non-exclusive easement over the Parcel for the existing overhead utility lines and utility poles located along and adjacent to the existing Jackson Road for the purpose of providing utility services, including but not limited to electric and telecommunication service to and from Devens, and for operating, replacing, removing, repairing and maintaining said utility lines and poles and using said utility lines and poles for their intended purpose; (2) a temporary non-exclusive right-of-way easement for the Grantor, its agents, contractors and others, including the general public, to use that portion of the existing Jackson Road located within the westerly boundary line of the Parcel, for all purposes for which a public way may be used and for the Grantor, its agents and contractors to perform certain work within such easement area and adjacent area, in accordance with the Plans prepared by the BETA Group, Inc. entitled "Jackson Road Reconstruction – Phase I Contract No. 99-027 EDA Project No. 01-49-03798," dated April 2000; and (3) a temporary non-exclusive easement over the Parcel for the existing underground utilities, including gas, sewer and water, located within or adjacent to the existing Jackson Road, which shall be abandoned in place by the Grantor

The utility easements reserved in subparagraphs (1) and (3) above and the right-of-way easement reserved in subparagraph (2) above are shown on the Plan as "Temporary Access and Utility Easement" consisting of 6.15 (+/-) acres. Both easements shall expire and have no further force or effect on November 30, 2000.

Until expiration of the aforesaid easements, the Grantee may make non-structural improvements only within the Temporary Access and Utility Easement area such as landscaping, grading, paving and parking, provided that such improvements do not, in the reasonable opinion of the Grantor, materially impair the use and enjoyment at such reserved easements by the Grantor or others.

The reserved rights granted in this Section II shall include temporary and non-exclusive easement rights of access over such adjacent areas reasonably necessary to maintain, repair, replace and remove the utility lines and poles, Jackson Road, and the underground water and sewer lines by or at the direction of the Grantor. The Grantor

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shall, in the utilization of the temporary reserved easement rights hereunder, restore any areas disturbed in connection with any work undertaken in relation to the reserved easements to its condition prior to Grantor's work.

E. Clarification of Reserved Rights

The Grantor acknowledges and agrees that the only rights reserved with respect to the Parcel are those expressly set forth in this deed. Without limitation of the foregoing, the Grantor hereby acknowledges that the Grantor reserves no rights with respect to the use of the Parcel for any sidewalks, bike paths, or other public rights of access, all such rights of use being located within Givry Street and the relocated Jackson Road, and not on the Parcel.

III. Notice of Asbestos

The Grantee is hereby informed and does acknowledge that the buildings that had been located on the Parcel, may have contained friable and non-friable asbestos or asbestos-containing materials ("ACM"), as described in the Final EIS.

IV. Notice of Underground Storage Tanks ("USTs")

The Grantee is hereby informed and does acknowledge that USTs may have been located on the Parcel, as described in the Final EIS and the Base-Wide FOST. The Grantee has further been informed by the Grantor that any such USTs that may have been located on the parcel have been removed from the Parcel and tested at the time of removal and any contamination identified was removed or remediated prior to backfilling.

V. Notice of Radon

Available and relevant radon assessment data pertaining to the Parcel is in the Base-Wide FOST and Final EIS, the receipt of which the Grantee hereby acknowledges.

VI. Notice of Unexploded Ordnance ("UXO")

The Grantor and the Grantee acknowledge that, due to the former use of the Parcel as a part of an active military installation and notwithstanding the above records search and testing, UXO may exist on the Parcel. Upon due notice, the United States, acting by and through the Army, agrees to remove any such remaining UXO discovered on the Parcel, as required under applicable law and regulation, as expeditiously as reasonable and practicable, subject to the availability of funds.

VII. Notice of Lead-Based Paint

The Grantee is hereby informed and does acknowledge that all buildings that had been located on the Parcel, which were constructed or rehabilitated prior to 1978, were

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presumed to contain lead-based paint. All prior existing buildings located on the Parcel have been demolished and removed.

VIII. Wetlands

The Parcel contains wetlands protected under federal, state and local laws and regulations, including, but not limited to, Article VIII.C. of the Devens By-Laws, dated November 18, 1994.

IX. Receipt of Documents

The Grantee acknowledges that it has received a copy of the Army Deed, the ACO; FFA the Final EIS, and the Base-Wide FOST. The Grantor shall provide the Grantee with a copy of any future amendments to the FFA.

Title is hereby conveyed subject to the applicable provisions of the Army Deed, the FFA, the Final EIS, the Base-Wide FOST, the ACO.

For Grantor's title, see deed from the United States, acting by and through the Department of the Army dated May 9,1996, and recorded with the Worcester District Registry of Deeds at Book 17907, Page 1, and with the Middlesex Southern District Registry of Deeds in Book 26317, Page 3, shown on plan titled "Plan of Land Conveyed to the Government Land Bank by the Secretary of the Army, Ayer, Harvard, Shirley, MA," dated May 9, 1996 recorded with the Worcester District Registry of Deeds at Plan Book 703, Plan 112.

The sale of the Parcel does not constitute a sale of all or substantially all of the assets of the Grantor in the Commonwealth of Massachusetts. No deed stamps are attached hereto as no deed stamps are due and payable in connection with this conveyance. The rights, reservations, and easements contained herein shall bind and inure to the Grantor's and the Grantee's successors and assigns.

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IN WITNESS WHEREOF, the Grantor hereunder sets its hand and seal as of the ____day of October, 2000.

GRANTOR,
MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

By:____________________
Name: Michael P. Hogan
Title: President/Executive Director

COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss. October 19, 2000

Then personally appeared the above-named Michael P. Hogan, President/Executive Director of the Massachusetts Development Finance Agency, and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said agency before me.

____
Notary Public
Name, Anne Marie Dowd
My commission expires: 2/6/04

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Description of Premises

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BOUNDARY DESCRIPTION

Lot 7

A certain parcel of land known as Lot 7, located in the town of Harvard, County of Worcester, and the Commonwealth of Massachusetts. Beginning at a stone bound to be set at the easterly corner of said lot on the southwesterly sideline of Givry Street;

Said Lot 7 containing 34.89± Acres and shown on a plan entitled "Harvard, Massachusetts Level 1 Subdivision Lot 7 Givry Street" prepared by Howe Surveying Associates, Inc. dated July 19, 2000* to be recorded.

* revised through October 4, 2000

ATTEST: WORC. Anthony J. Vigliotti, Register

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EXHIBIT G

Form of Proposed Deed

1

Pursuant to the terms of the deed from the United States, acting by and through the Department of the Army (the "**Army**"), to the Massachusetts Development Finance Agency for a parcel of land located in both Middlesex County and Worcester County dated May 9, 1996, and recorded with the Worcester District Registry of Deeds at Book 17907, Page 1, and with the Middlesex South District Registry of Deeds at Book 26317, Page 3, shown on plan titled "Plan of Land Conveyed to the Government Land Bank by the Secretary of the Army, Ayer, Harvard, Shirley, MA," dated May 9, 1996, recorded with the Middlesex South District Registry of Deeds as Plan 500 of 1996, and with the Worcester District Registry of Deeds as Plan Book 703, Plan 112, the following provisions of paragraphs numbered one through eight, which were contained therein, must be set forth in future deeds, lease documents or other such transfer documents for the Parcel:

1. By accepting this Deed, Grantee acknowledges that the Grantor has provided Grantee with a copy of the Federal Facilities Agreement (the "**FFA**") between the Army and the United States Environmental Protection Agency ("**EPA**") and signed by the EPA on May 13, 1991, and the modification thereto, dated March 27, 1996, the Final Environmental Impact Statement, prepared by the United States Army Corps of Engineers, New England Division dated May 1995, Final Environmental Baseline Survey for Proposed Lease and/or Transfer Fort Devens Base-Wide Base Realignment and Closure Environmental Evaluation (BRAC EE) Fort Devens, Massachusetts, prepared by Arthur D. Little, Inc., dated March 1996, revised April 1996. Grantor shall provide the Grantee with a copy of any future amendments to the FFA obtained by Grantor.

2. The Army, the EPA, and the Commonwealth of Massachusetts, and their respective agents, employees, and contractors, shall have access to and over the Parcel as may be necessary for any investigation, response, or corrective action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq. ("**CERCLA**") or the FFA found to be necessary before or after the date of this Deed on the Parcel or on other property comprising the Fort Devens National Priorities List (the "**NPL**") site. This reservation includes the right to access to and use of, to the extent permitted by law, any available utilities at reasonable cost to such parties.

3. In exercising the rights hereunder, the Army, EPA and the Commonwealth of Massachusetts shall give the Grantee or its successors or assigns reasonable notice of actions taken on the Parcel under the FFA and shall, to the-extent reasonable, consistent with the FFA, and at no additional cost to the Army, EPA or the Commonwealth of Massachusetts, endeavor to minimize the disruption to the Grantee's, its successors', or assigns' use of the Parcel.

4. The Grantee agrees that notwithstanding any other provision of the Deed, the Army, EPA and the Commonwealth of Massachusetts assume no liability to the Grantee, its successors, or assigns, or any other person, should implementation of the FFA interfere with the use of the Parcel. The Grantee and its successors and assigns shall have no claim on account of any such interference against the Army, EPA or the Commonwealth of Massachusetts or any officer, agent, employee, or contractor thereof.

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5. Prior to the determination by the Army, EPA and the Commonwealth of Massachusetts that all remedial action is complete under CERCLA and the FFA for the Fort Devens NPL site, (i) the Grantee, its successors and assigns, shall not undertake activities on the Parcel that would interfere with or impede the completion of the CERCLA clean-up at the Fort Devens NPL site and shall give prior written notice to the Army, EPA, and the Commonwealth of Massachusetts of any construction, alterations, or similar work on the Parcel that may interfere with or impede said clean-up; and (ii) the Grantee shall comply with any institutional controls established or put in place by the Grantor relating to the Parcel which are required by any record of decision ("**ROD**") or amendments thereto, related to the Parcel, which ROD was approved by the Army, EPA and the Commonwealth of Massachusetts and issued by the Army pursuant to CERCLA or the FFA before or after the date of this Deed. Additionally, the Grantee shall ensure that any leasehold it grants in the Parcel or any fee interest conveyance of any portion for the Parcel provides for legally binding compliance with the institutional controls required by any such ROD.

6. For any portion of the Parcel subject to a response action under CERCLA or the FFA, prior to the conveyance of an interest therein, the Grantee shall include in all conveyance documents provisions for allowing the continued operation of any monitoring wells, treatment facilities, or other response activities undertaken pursuant to CERCLA or the FFA on said portion of the Parcel and shall notify the Grantor, Army, EPA, and the Commonwealth of Massachusetts by certified mail, at least sixty (60) days prior to any such conveyance of an interest in said Parcel, which notice shall include a description of said provisions allowing for the continued operation of any monitoring wells, treatment facilities, or other response activities undertaken pursuant to CERCLA or the FFA.

7. Prior to the determination by the Army that all remedial action under CERCLA and the FFA is complete under CERCLA and the FFA for the Fort Devens NPL site, the Grantee and all subsequent transferees of an interest in any portion of the Parcel will provide copies of the instrument evidencing such transaction to the Grantor, Army, EPA and the Commonwealth of Massachusetts by certified mail, within fourteen (14) days after the effective date of such transaction.

8. Grantee and all subsequent transferees shall include the provisions of these paragraph numbered one through eight in all subsequent leases, transfer, or conveyance documents relating to the Parcel or any portion thereof that are entered into prior to a determination by the Army, EPA and the Commonwealth of Massachusetts that all remedial action is complete at the Fort Devens NPL site.

The Parcel is conveyed subject to and with the benefit of all other restrictions, rights of way, and easements of record, insofar as the same are now in force and applicable and without reimposing the same, including but not limited to those contained in that certain quitclaim deed dated October 19, 2000, recorded with the Worcester District Registry of Deeds in Book 23120, Page 209.

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Grantee assumes and agrees to pay the real estate taxes coming due on the premises conveyed hereunder for the tax period ending June 30, 2019.

Grantor entity is not classified as a corporation for federal income tax purposes for the current taxable year.

For Grantor's title, see that certain quitclaim deed dated October 19, 2000, recorded with the Worcester District Registry of Deeds in Book 23120, Page 209.

[SIGNATURE PAGE FOLLOWS]

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EXECUTED as a sealed instrument this ____ day of __________________, 2018.

ASC DEVENS LLC

By:_____________________________
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

___________________, ss.

On this ______ day of ____________________, 2018, before me, the undersigned notary public, ___________________, Manager of ASC Devens LLC, personally appeared, proved to me through satisfactory evidence of identification, which was ___________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that ___ signed it voluntarily for its stated purpose as the voluntary act of ASC Devens LLC.

____
Notary Public

Printed Name:______________________________

My Commission Expires:_____________________

[Seal]

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